Exhibit (c)(3)

Chicago, Illinois Atlanta, Georgia Portland, Or egon Cadista Holdings Inc. and Subsidiaries Updated Confidential Presentation to the Board of Directors of Jubilant Generics, Inc., and the Executive Officers and Directors of Jubilant Life Sciences Ltd. November 5, 2014 CONFIDENTIAL – For Discussion Purposes Only

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Presentation Outline 1 Section Topic Page I Executive Introduction 2 II Scope of Work 8 III Valuation Analysis 13 IV Appendixes 38 Valuation Exhibits 38 Assumptions and Limiting Conditions 75 Certification and Representation 79 Qualifications of the Principal Analysts 81

Willamette Management Associates Confidential - For Discussion Purposes Only Section I Executive Introduction 2

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Scope of Engagement D ESCRIPTION OF A SSIGNMENT • We were retained by LeClairRyan on behalf of Jubilant Generics, Inc . , and its ultimate parent company Jubilant Life Sciences Ltd . (together, “Jubilant”) to estimate a reasonable range of fair value of the Cadista Holdings Inc . and subsidiaries (“Cadista”) common stock (the “subject i nterest ”) as of October 31 , 2014 (the “valuation date ”) . • We understand that Jubilant is considering a tender offer to purchase the shares held by the Cadista minority shareholders . • This presentation represents an update to our previous fair value valuation (prepared as of March 31 , 2014 ) contained in our Confidential Presentation to the Board of Directors of Jubilant Generics, Inc . , and the Executive Officers and Directors of Jubilant Life Sciences Ltd . dated July 17 , 2014 . We updated our fair value analysis based on quantitative and qualitative factors related to Cadista that have changed between March 31 , 2014 , and October 31 , 2014 . P URPOSE AND O BJECTIVE OF THE A NALYSIS • The objective of our analysis is to estimate a reasonable range of fair value for the Cadista common stock as of the valuation date . • We understand that Jubilant management may consider this updated reasonable range of fair value analysis in its negotiations with the Cadista minority shareholders . We also understand that Jubilant management may decide to make a tender offer to purchase the shares of the Cadista minority shareholders at fair value . That is the purpose of this analysis . • Our assignment does not include a fairness opinion or recommendation to Jubilant as to whether or not Jubilant should enter into the proposed transaction . 3 3

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Scope of Engagement, continued S TANDARD OF V ALUE AND P REMISE OF V ALUE • The standard of value we used in this valuation is fair value , as defined in Section 262 (h) of the Delaware General Corporations Law . • We conducted our analysis under the premise of value in continued use, as a going concern business entity . This premise of value assumes that Cadista will continue to operate as an income producing entity . In our opinion, and based on our analysis, this premise of value represents the highest and best use for the Subject Interest . D UE D ILIGENCE O VERVIEW • For purposes of this analysis, as set forth herein, we made such reviews, analyses, and inquiries as we considered necessary and appropriate under the circumstances . • We considered all generally accepted business valuation approaches and valuation methods in our analysis . That is, we considered all generally accepted income approach, market approach, and asset - based approach business valuation methods . • We developed a reasonable range of fair value for the Subject Interest based on a synthesis of selected valuation methods as they applied to this specific case . • We prepared this presentation to assist the Jubilant board of directors in understanding our analysis of the updated reasonable range of fair value for the Cadista common stock . We understand Jubilant may consider our analysis, among other factors, for its tender offer negotiations . 4 4

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Company Summary • Founded in 1988 , Cadista is a publicly registered generic pharmaceutical company engaged in the development, manufacture, sale, and distribution of prescription generic pharmaceutical products in the U . S . through its wholly owned subsidiary, Jubilant Cadista Pharmaceuticals Inc . • Pharmaceutical products, commonly referred to as “generics,” are the pharmaceutical and therapeutic equivalents of brand - name drug products and are usually marketed under their established nonproprietary drug names, rather than under a brand name . • Generic pharmaceuticals contain the same active ingredients and are of the same route of administration, dosage form, and strength as their brand - name pharmaceutical equivalents that are already approved for use in the U . S . by the Food and Drug Administration (FDA) . In order to gain FDA approval for a generic drug, Cadista must file, and the FDA must approve, an abbreviated new drug application (ANDA) for that drug . • As of September 30 , 2014 , Cadista marketed 19 products, all of which are prescription generic pharmaceutical products . In addition, as of September 30 , 2014 , Cadista had a pipeline consisting of 17 products for which ANDAs were filed with the FDA that had not been approved, and one additional product still in development for which an ANDA has not yet been filed . • Cadista markets and distributes its products through pharmaceutical wholesalers to chain drug stores and mass merchandisers . • Cadista operates from a 90 , 489 square foot headquarters and manufacturing facility in Salisbury, Maryland, which accommodates manufacturing, warehousing, research and development, and sales . Cadista also leases 4 , 274 square feet of office space in Horsham, Pennsylvania, for certain administrative and sales functions . • For the latest 12 month (LTM) period ended September 30 , 2014 , Cadista reported revenue of $ 109 . 8 million ; adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) of $ 43 . 6 million ; and net income of $ 26 . 7 million . • As of September 30 , 2014 , Cadista reported assets of $ 149 . 8 million and book value of equity of $ 137 million . • A more thorough discussion of the Cadista operations is presented in our July 17 , 2014 , presentation . 5

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Concluded Range of Fair Value Valuation Summary C ONCLUDED R ANGE OF F AIR V ALUE P ER S HARE • The concluded range of fair value per share is representative of our synthesis of two valuation weightings : (1) an indicated weighting and (2) an alternative weighting . • Each weighted analysis provides a range of value, differentiated by the weighting applied in the valuation method synthesis with regards to the income approach discounted cash flow (DCF) method and the income approach direct capitalization of cash flow (DCCF) method . As presented on Exhibit 1 b, the indicated weighting analysis places no weight in the value synthesis to the DCF method value indications . As presented on Exhibit 1 c, the alternative weighting analysis places 50 percent weight to the DCF method value indications . In summary, the two value ranges are derived by the following valuation method weightings : • As summarized on Exhibit 1 a, the indicated weighting fair value per share range as of the valuation date is $ 1 . 50 to $ 1 . 85 and the alternative weighting fair value per share range as of the valuation date is $ 1 . 15 to $ 1 . 40 . • Based on selecting the interquartile statistics of the range of value estimates presented on Exhibit 1 a, we concluded a range of fair value of the Cadista common stock, as of the valuation date, of : $1.30 to $1.60 Per S hare. 6 Selected Synthesis Weighting Valuation Approach – Valuation Method Indicated Weighting Alternative Weighting Income Approach – Discounted Cash Flow Method 0% 50% Income Approach – Direct Capitalization of Cash Flow Method 80% 30% Market Approach – Guideline Merged and Acquired Company Method 10% 10% Market Approach – Guideline Publicly Traded Company Method 10% 10%

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Concluded Range of Fair Value Range of Fair Value Reconciliation with the March 31, 2014, Analysis R ANGE OF F AIR V ALUE P ER S HARE R ECONCILIATION • As of March 31 , 2014 , we concluded three ranges of fair value of the Cadista common stock . We presented these ranges of value in our July 17 , 2014 , presentation as follows : • A reasonable range of fair value was $ 1 . 60 to $ 2 . 50 per share • The indicated range of fair value was $ 1 . 75 to $ 2 . 15 per share • The alternative weighting range of fair value was $ 1 . 30 to $ 1 . 65 per share • As presented on the previous page, as of the valuation date, we conclude the following three comparable ranges of fair value of the Cadista common stock : • A reasonable range of fair value is $ 1 . 30 to $ 1 . 60 per share • The indicated weighting range of fair value is $ 1 . 50 to $ 1 . 85 per share • The alternative weighting range of fair value is $ 1 . 15 to $ 1 . 40 per share R ECONCILIATION C ONCLUSION • We understand that as of the valuation date and based on our ranges of fair value provided July 17 , 2014 , Jubilant has proposed a tender offer price of a $ 1 . 60 per share . • Based on our indicated weighting fair value per share range, $ 1 . 60 per share falls near the middle of the range . Based on our alternative (or typical ) weighting fair value per share range, $ 1 . 60 per share seems to be a favorable price to a selling shareholder, as such price is above the range . And, based on our reasonable range of fair value per share, $ 1 . 60 per share seems to be a favorable price to a selling shareholder as such price represents the highest value in the concluded range . Based on the indicated weighting, alternative weighting, and the concluded reasonable range of fair value per share, $ 1 . 60 per share appears to be a more favorable tender offer price as of the valuation date compared to the results of our analysis as of March 31 , 2014 . 7

Willamette Management Associates Confidential - For Discussion Purposes Only Section II Scope of Work 8

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Process Overview P URPOSE OF THE V ALUATION AND A NALYTICAL C ONSIDERATIONS • LeClairRyan , on behalf of Jubilant, asked us to provide an independent estimate of a reasonable range of fair value for Cadista common stock as of October 31 , 2014 , on a marketable, controlling ownership interest basis . • We understand that Jubilant management may consider our analysis in its deliberations regarding the Cadista minority shareholders . We understand that the minority shareholders have expressed interest in a tender offer . We understand that Jubilant management may decide to make a tender offer to purchase the shares of the Cadista minority shareholders at fair value . • The standard of value used in this valuation is fair value , as defined in Section 262 (h) of the Delaware General Corporations Law . • Our analysis considers general approaches, methods, and factors in the valuation of the common stock of closely held companies . These factors include the following : • The nature of the business and history of the enterprise • The economic outlook in general and the condition and outlook for the specific industry in particular • The book value of the stock and the financial condition of the business • The earning capacity of the enterprise • The dividend - paying capacity • Sales of stock and the size of the block to be valued • The market prices of stocks of corporations engaged in the same or similar lines of business whose stocks are actively traded in a free and open market, either on an exchange or over the counter • We conducted our analysis under the premise of value in continued use, as a going concern business entity . This premise of value assumes that Cadista will continue to operate as in income producing entity . In our opinion, and based on our analysis, this premise of value represents the highest and best use for the subject i nterest . 9

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Process Overview, continued • This engagement was conducted in accordance with the American Institute of Certified Public Accountants (AICPA) Statement on Standards for Valuation Services No . 1 (SSVS 1 ) related to a valuation engagement . • We are independent of Cadista, and we have no current or proposed financial interest in the valued assets . The fee for our valuation analysis is in no way contingent on the conclusions reached . V ALUATION A NALYSIS AND P ROCEDURES • We considered all generally accepted business valuation approaches and methods in our analysis, including all generally accepted income approach, market approach, and asset - based approach business valuation methods . • In our valuation analysis, we specifically considered : • the income approach DCF method, • the income approach DCCF method, • t he market approach guideline merged and acquired company (GMAC) method, and • the market approach guideline publicly traded company (GPTC) method . • In our indicated weighting valuation synthesis and conclusion, we specifically relied on : • the DCCF method, • the GMAC method, and • the GPTC method . • In our alternative weighting valuation synthesis and conclusion, we specifically relied on : • the DCF method, • the DCCF method, • the GMAC method, and • the GPTC method . 10

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Process Overview, continued • For purposes of this analysis, we made such reviews, analyses, and inquiries as we considered necessary and appropriate under the circumstances . Among other things, we performed the following procedures : • Interviewed Jubilant management to discuss the past, current, and prospective results of operations and financial condition of Cadista • Reviewed the following U . S . Securities and Exchange Commission (SEC) forms filed by Cadista : • Form 10 - Q for the quarterly period ended September 30 , 2014 (draft) • Form 10 - K filed June 27 , 2014 • Form 8 - K filed June 20 , 2014 • Form 10 - Q filed February 13 , 2014 • Form 10 - K filed July 15 , 2013 • Form 10 - K filed July 13 , 2012 • Reviewed and analyzed the Cadista audited financial statements presented in the aforementioned SEC forms • Reviewed the 5 - year financial projections presentation prepared by Cadista management as of October 2014 at the request of the Cadista Special Committee, received on October 10 , 2014 • Researched macroeconomic information and comparative industry data as they relate to the generic pharmaceuticals industry in the U . S . • Analyzed market - based required rates of return information • Reviewed publicly available financial data and information regarding certain companies we considered to provide meaningful benchmark comparisons to Cadista • Reviewed and analyzed acquisition price premium data compiled by Mergerstat Review and Standard & Poor’s (S&P) Capital IQ • Conducted such other studies, analyses, and inquiries as we considered appropriate 11

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Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Key Conditions and Limitations • No material limitations were placed on us in connection with our rendering of the value conclusions reached . • We obtained capital market data from various public and private sources and databases that we consider, but do not guarantee, to be reliable . These data include those types of information reasonably relied on by independent financial advisors for this type of valuation analysis . • We assumed the accuracy and completeness of the financial and operational information and of other internal data provided to us, as well as all other publicly available information and data on which we relied . We accepted the information supplied to us by Cadista and its advisors without further verification, unless otherwise noted in our analysis . • We assumed that the financial information and forecasts provided to us were reasonably prepared on a basis reflecting the best currently available estimates of the Cadista future results of operations and financial condition . • We were not requested to, and we did not, solicit third - party indications of interest from any party with respect to the valuation analysis . • The purpose of this presentation is to delineate our findings of a reasonable range of fair value for the subject interest to the Jubilant Generics, Inc . , board of directors and the executive officers and directors of Jubilant Life Sciences Ltd . This presentation does not constitute a fairness opinion or recommendation to Jubilant as to whether or not Jubilant should enter into any transaction . 12

Willamette Management Associates Confidential - For Discussion Purposes Only Section III Valuation Analysis 13

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Key Assumptions and Notes • We considered the following generally accepted business valuation approaches to estimate the value of the subject i nterest : • The income approach estimates the business value based on the present value of expected future economic benefits . Value indications are developed by discounting future net cash flow to present value at a discount rate that reflects both the current return requirements of the market and the risks inherent in the specific investment . • The market approach estimates the business value based on pricing multiples derived from an analysis of recent sales of guideline businesses or ownership interests . • The asset - based approach estimates the business value by reference to the value of all of the entity’s assets (both tangible and intangible) less the value of all of the entity’s liabilities (both recorded and contingent) . • Our valuation is based on consideration of the Cadista historical financial results of operations and Cadista management - prepared financial projections . • After considering each of the three generally accepted business valuation approaches, we selected and applied the income approach (specifically the DCCF method and the DCF method) and the market approach (specifically the GMAC method and the GPTC method) . • In order to identify guideline companies and transactions, we considered multiple databases and publicly available information . In the case of Cadista, we considered Standard Industrial Classification (SIC) code 2834 , pharmaceutical preparations, to identify a set of guideline companies and transactions . • Cadista is a publicly registered company but not a publicly listed or publicly traded company . There have been no publicly disclosed transactions of Cadista stock during the three years prior to our analysis . 14

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Key Assumptions and Notes, continued • The DCF method estimates value based on the present value of future net cash flow . In this analysis, financial projections are developed and net cash flow is calculated in order to apply a present value discount rate to the projected net cash flow estimates . • The DCCF method estimates value based on capitalizing the subject company’s normalized net cash flow . The following inputs are analyzed in this method : the normalized net cash flow to invested capital, expected long - term growth rate analysis, and direct capitalization rate analysis . • The GMAC method uses pricing evidence extracted from guideline companies that were recently merged or acquired and that operate in a similar line of business to the company . • The GPTC method uses selected publicly traded company valuation pricing multiples applied to the company’s financial fundamentals to determine a value . • The asset - based approach is based on the economic principle of substitution — that an investor will pay no more for a business entity than the cost to obtain, either through purchase or development, an efficiently organized assemblage of assets of equal utility . • In our opinion, the valuation of Cadista is best achieved through the application of valuation approaches and methods that focus on earnings and earnings potential rather than on the underlying assets used in operations . For this reason, we considered, but we did not apply, the asset - based approach in our analysis . 15

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCF Method Overview • The DCF method estimates the value of a company by projecting the company’s expected future net cash flow and calculating the present value of that net cash flow using a risk - adjusted present value discount rate . • The DCF method is based on the principle that value equals the present value of future economic benefits . Applied to the valuation of a closely held company, the DCF method involves the following steps : • Project the expected future net cash flow • Determine the present value of the discrete projection period net cash flow and of the terminal period net cash flow • Estimate the appropriate risk - adjusted discount rate to apply to the projected net cash flow estimates • Estimate an overall value indication • The following pages present our analysis of the Cadista cost of equity capital, discount rate and direct capitalization rate, management - prepared financial statement projections, and the DCF method value conclusion . 16

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCF Method Cost of Equity Capital 17 Cost of Equity Capital Cost of Equity Capital Component Build-up Model: Risk-Free Rate of Return 2.77% Long-Term Equity Risk Premium 6.18% Size Equity Risk Premium 3.87% Industry Equity Risk Premium -1.79% Company-Specific Equity Risk Premium 0% Equals: Indicated Cost of Equity [Rounded] 11.0% Modified Capital Asset Pricing Model: Risk-Free Rate of Return 2.77% Long-Term Equity Risk Premium 6.18% Industry Beta 0.75 Beta-adjusted Equity Risk Premium 4.64% Size Equity Risk Premium 3.87% Company-Specific Equity Risk Premium 0% Equals: Indicated Cost of Equity [Rounded] 11.3% Duff & Phelps Model: Risk-Free Rate of Return 2.77% Long-Term Equity Risk Premium 11.00% Company-Specific Equity Risk Premium 0% Equals: Indicated Cost of Equity [Rounded] 13.8% Selected Cost of Equity Capital [Rounded] 12%

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCF Method Discount Rate and Direct Capitalization Rate 18 Weighted Average Cost of Capital Weighted Average Cost of Capital Component Selected Cost of Equity Capital 12% Cost of Debt Capital: Pretax Cost of Debt 4.7% Income Tax Rate 38% Total After-Tax Cost of Debt 2.9% Optimal Market-Based Capital Structure: Equity in Capital Structure 85% Debt in Capital Structure 15% 100% Discount Rate (Weighted Average Cost of Capital) 11% Less: Terminal Period Expected Long-Term Growth Rate 2% Equals: Terminal Period Direct Capitalization Rate 9%

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCF Method Cadista Management - Prepared Financial Statement Projections 19 LTM LTM Ended Ended 9/30/14 2015 2016 2017 2018 2019 9/30/14 2015 2016 2017 2018 2019 $000 $000 $000 $000 $000 $000% % % % % % Revenue 109,786 107,870 124,708 170,938 244,440 321,287 100.0 100.0 100.0 100.0 100.0 100.0 Year-Over-Year Change 2.0% 0.2% 15.6% 37.1% 43% 31% Direct Costs: Total Cost of Sales 60,424 65,095 93,221 142,704 215,940 291,702 55.0 60.3 74.8 83.5 88.3 90.8 Gross Profit 49,362 42,775 31,487 28,234 28,500 29,585 45.0 39.7 25.2 16.5 11.7 9.2 Operating Expenses: Research and Development Expense 15 1,525 2,500 2,000 650 700 0.0 1.4 2.0 1.2 0.3 0.2 SG&A Expense 8,246 7,916 8,312 8,727 9,163 9,622 7.5 7.3 6.7 5.1 3.7 3.0 Depreciation and Amortization Expense 2,225 2,377 2,607 2,846 3,131 3,444 2.0 2.2 2.1 1.7 1.3 1.1 Total Operating Expenses 10,486 11,818 13,419 13,573 12,944 13,766 9.6 11.0 10.8 7.9 5.3 4.3 Income from Operations 38,876 30,957 18,068 14,661 15,556 15,819 35.4 28.7 14.5 8.6 6.4 4.9 Other Income/(Expense): Interest Income - 1,926 1,900 1,350 800 800 - 1.8 1.5 0.8 0.3 0.2 Interest Expense - - - - - - - - - - - - Gain/(Loss) on Sale of Asset - - - - - - - - - - - - Other Income/(Expense) 2,496 - - - - - 2.3 - - - - - Total Other Income/(Expense) 2,496 1,926 1,900 1,350 800 800 2.3 1.8 1.5 0.8 0.3 0.2 Pretax Income 41,372 32,883 19,968 16,011 16,356 16,619 37.7 30.5 16.0 9.4 6.7 5.2 Income Tax (Expense)/Benefit (14,697) (12,660) (7,688) (6,164) (6,297) (6,398) (13.4) (11.7) (6.2) (3.6) (2.6) (2.0) Income Tax Rate 35.5% 38.5% 38.5% 38.5% 38.5% 38.5% Net Income 26,675 20,223 12,280 9,847 10,059 10,221 24.3 18.7 9.8 5.8 4.1 3.2 Fiscal Years Ending on March 31, Fiscal Years Ending on March 31,

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCF Method Value Summary 20 Terminal 2015 2016 2017 2018 2019 Year $000 $000 $000 $000 $000 $000 Present Value of Discrete Period Cash Flow Projection Projected EBITDA 33,334 20,675 17,507 18,687 19,263 19,263 Less: Depreciation and Amortization Expense (2,377) (2,607) (2,846) (3,131) (3,444) (1,000) Equals: Projected EBIT 30,957 18,068 14,661 15,556 15,819 18,263 Less: Provision for Income Taxes (11,764) (6,866) (5,571) (5,911) (6,011) (6,940) Equals: Debt-Free Net Income 19,193 11,202 9,090 9,645 9,808 11,323 Plus: Depreciation and Amortization Expense 2,377 2,607 2,846 3,131 3,444 1,000 Less: Capital Expenditures (17,029) (13,465) (6,246) (1,000) (1,000) (1,000) Less: Net Operating Working Capital Additions 14,501 (8,173) (13,191) (25,399) (16,910) (2,000) Equals: Net Cash Flow to Invested Capital 19,042 (7,829) (7,501) (13,623) (4,658) 9,323 Multiplied by: Partial Period Adjustment 0.4137 1.0000 1.0000 1.0000 1.0000 1.0000 Equals: Adjusted Net Cash Flow to Invested Capital 7,878 (7,829) (7,501) (13,623) (4,658) 9,323 Discounting Period 0.21 0.91 1.91 2.91 3.91 Multiplied by: Present Value Factor at 11 Percent 0.9786 0.9091 0.8190 0.7378 0.6647 Equals: Present Value of Discrete Cash Flow 7,710 (7,117) (6,143) (10,051) (3,096) Equals: Total Present Value of Discrete Period Cash Flow (18,698) Present Value of Terminal Period Cash Flow (Gordon Growth Model) Terminal Year Cash Flow 9,323 Multiplied by: 1 + Terminal Period Expected Long-Term Growth Rate 2% Equals: Expected Next Year Cash Flow 9,510 Divided by: Terminal Period Direct Capitilization Rate 9% WACC 0% 1% 2% 3% 4% 7% 81,261 99,487 125,003 163,278 227,069 Equals: Terminal Value 105,661 8% 65,879 79,183 96,922 121,756 159,007 Multiplied by: Present Value Factor at 11 Percent 0.6647 9% 54,152 64,226 77,177 94,446 118,622 10% 44,973 52,821 62,629 75,241 92,056 Equals: Present Value of Terminal Period Cash Flow 70,232 11% 37,638 43,891 51,534 61,088 73,371 12% 31,676 36,753 42,845 50,291 59,598 Value Summary 13% 26,765 30,951 35,897 41,834 49,089 Total Present Value of Discrete Period Cash Flow (18,698) 14% 22,672 26,169 30,248 35,070 40,856 Plus: Present Value of Terminal Period Cash Flow 70,232 Equals: Indicated Fair Value of Invested Capital 51,534 Sensitivity Analysis Indicated Fair Value of Invested Capital - 1st Quartile of Shaded Range of Values [Rounded] 45,000$ Indicated Fair Value of Invested Capital - Median Indication of Shaded Range of Values [Rounded] 50,000$ Indicated Fair Value of Invested Capital - 3rd Quartile of Shaded Range of Values [Rounded] 60,000$ Long-Term Growth Rate Sensitivity Analysis Fiscal Years Ending on March 31, EBITDA = Earnings before interest, taxes, depreciation, and amortization EBIT = Earnings before interest and taxes WACC = Weighted average cost of capital

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCCF Method Overview • The DCCF method estimates the value of a company by capitalizing normalized next period net cash flow by a market - based rate of return . • The DCCF method is based on the principle that value equals the present value of future economic benefits . The DCCF method applies the assumption of constant growth to the future economic benefits . Applied to the valuation of a closely held company, the DCCF method involves the following steps : • E stimate next period normalized net cash flow • Project the e xpected long - term growth rate • Estimate the appropriate risk - adjusted direct capitalization rate • Estimate an overall value indication • The following pages present our analysis of the Cadista cost of equity capital, direct capitalization rate, normalized net cash flow, and the DCCF method value conclusion . 21

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCCF Method Cost of Equity Capital 22 Cost of Equity Capital Cost of Equity Capital Component Build-up Model: Risk-Free Rate of Return 2.77% Long-Term Equity Risk Premium 6.18% Size Equity Risk Premium 3.87% Industry Equity Risk Premium -1.79% Company-Specific Equity Risk Premium 6% Equals: Indicated Cost of Equity [Rounded] 17.0% Modified Capital Asset Pricing Model: Risk-Free Rate of Return 2.77% Long-Term Equity Risk Premium 6.18% Industry Beta 0.75 Beta-adjusted Equity Risk Premium 4.64% Size Equity Risk Premium 3.87% Company-Specific Equity Risk Premium 6% Equals: Indicated Cost of Equity [Rounded] 17.3% Duff & Phelps Model: Risk-Free Rate of Return 2.77% Long-Term Equity Risk Premium 11.00% Company-Specific Equity Risk Premium 6% Equals: Indicated Cost of Equity [Rounded] 19.8% Selected Cost of Equity Capital [Rounded] 18%

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCCF Method Direct Capitalization Rate 23 Weighted Average Cost of Capital Weighted Average Cost of Capital Component Selected Cost of Equity Capital 18% Cost of Debt Capital: Pretax Cost of Debt 4.7% Income Tax Rate 38% Total After-Tax Cost of Debt 2.9% Optimal Market-Based Capital Structure: Equity in Capital Structure 85% Debt in Capital Structure 15% 100% Discount Rate (Weighted Average Cost of Capital) 16% Less: Expected Long-Term Growth Rate 1% Equals: Direct Capitalization Rate 15%

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Income Approach – DCCF Method Value Summary 24 EBITDA = Earnings before interest, taxes, depreciation, and amortization EBIT = Earnings before interest and taxes Normalized Value EBITDA Component $000 Weight $000 Normalized EBITDA Latest 12 Months Ended September 30, 2014 43,555 100% 43,555 100% 43,555 Net Cash Flow Estimation: Normalized Current Period EBITDA 43,555 Less: Normalized Depreciation and Amortization Expense (3,000) Equals: Normalized Current Period EBIT 40,555 Less: Provision for Income Taxes 38% (15,411) Equals: Current Period Net Income to Invested Capital 25,144 Plus: Normalized Depreciation and Amortization Expense 3,000 Less: Normalized Capital Expenditures (3,000) Less: Net Operating Working Capital Additions (5,000) Equals: Normalized Current Period Net Cash Flow to Invested Capital 20,144 Sensitivity Analysis Low Indicated High Normalized Current Period Net Cash Flow to Invested Capital 20,144 20,144 20,144 Multiplied by: (1 + Current Period Expected Long-Term Growth Rate) 0% 1% 2% Equals: Normalized Next Period Expected Net Cash Flow to Invested Capital 20,144 20,346 20,547 Divided by: Direct Capitalization Rate 16% 15% 14% Equals: Indicated Fair Value of Invested Capital 125,901 135,637 146,764 Equals: Indicated Fair Value of Invested Capital [Rounded] 125,000$ 135,000$ 145,000$

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GMAC Method Overview • In the GMAC method, implied market - derived valuation pricing multiples are extracted from selected guideline company acquisition prices and financial statement fundamentals . • Applied to the valuation of a closely held company, the GMAC method involves the following steps : • Select the applicable Cadista LTM financial fundamentals • Calculate the range of transaction pricing multiples from the selected guideline company group • Select the transaction pricing multiples to be applied to the Cadista LTM financial fundamentals • Estimate an overall value indication • In our search for guideline transactions, we considered the S&P Capital IQ, FactSet Mergers, Bloomberg, Thompson ONE, and Pratt’s Stats databases to conclude that seven companies acquired between 2011 and the valuation date provided a reasonable guideline benchmark for purposes of comparison to Cadista . • Due to the availability of data for the selected guideline transactions, we considered market value of invested capital (MVIC) valuation pricing multiples for the LTM period financial metric of revenue . • The selected transactions, revenue pricing multiples, the LTM period revenue of Cadista, the selected range of revenue pricing multiples, and the resulting range of indicated values from this method are presented on the following page . 25

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GMAC Method Value Summary 26 Target Target MVIC/ Transaction Company Company Revenue EBITDA/ MVIC Revenue EBITDA Pricing Revenue Target Company Buyer Company Date $000 $000 $000 Multiples Margin DAVA Pharmaceuticals, Inc. 8/6/14 600,000 130,435 98,361 4.6 75.4% Hi-Tech Pharmacal Co, Inc. 8/27/13 534,460 232,374 47,720 2.3 20.5% Cypress Pharmaceutical, Inc. 12/28/12 139,990 47,000 (743) 3.0 -1.6% Par Pharmaceutical Company, Inc. 9/28/12 1,977,970 1,041,037 238,310 1.9 22.9% URL Pharma, Inc. 6/4/12 800,000 600,000 NA 1.3 NM Ascent Pharmahealth Ltd (Australia) 1/23/12 392,730 157,092 19,539 2.5 12.4% Paddock Laboratories, LLC 7/26/11 540,000 200,000 NA 2.7 NM King Pharmaceuticals, Inc. 1/28/11 3,221,640 1,534,114 350,178 2.1 22.8% High 3,221,640 1,534,114 350,178 4.6 3rd Quartile 1,094,493 710,259 203,322 2.8 Median 570,000 216,187 73,040 2.4 1st Quartile 499,028 150,428 26,584 2.1 Low 139,990 47,000 (743) 1.3 Mean 1,025,849 492,756 125,561 2.6 Har Mean 2.3 St Dev 1.0 Coeff. Var. 38.0 Sensitivity Analysis Low Indicated High Cadista LTM Period Revenue ($000s) 109,786 109,786 109,786 Multiplied by: Selected Revenue Pricing Multiple 1.3 1.7 2.1 Equals: Indicated Fair Value of Invested Capital 142,722 186,636 230,551 145,000$ 185,000$ 230,000$ MVIC = Market value of invested capital EBITDA = Earnings before interest, taxes, depreciation, and amortization Endo Pharmaceuticals Inc. TPG Capital Equals: Indicated Fair Value of Invested Capital [Rounded] Pernix Therapeutics Holdings, Inc. Takeda Pharmaceuticals U.S.A., Inc. Watson Pharamaceuticals, Inc. Perrigo Company Public Limited Company Pfizer, Inc. Akorn, Inc.

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GPTC Method Overview • The GPTC method is based on the comparison between a subject company and guideline publicly traded companies . Market - derived pricing multiples are developed based on the guideline companies financial fundamentals and quoted trading prices . Subject - specific pricing multiples are extracted from the market - derived pricing multiples and are then applied to the subject company’s financial fundamentals to arrive at value indications . • The steps of the GPTC method are summarized as follows : • Identify a set of guideline publicly traded companies • Calculate market - derived valuation pricing multiples based on the guideline companies’ quoted trading prices and financial fundamentals • Select appropriate subject - specific valuation pricing multiples to be applied to the subject company’s financial fundamentals • Calculate one or more value indications for the subject company based on the application of the selected market - derived valuation pricing multiples • Estimate an overall value indication • Since the market - derived valuation pricing multiples used in this method are based on noncontrolling ownership interest sale transactions in the public market, the resulting value indications are concluded on a noncontrolling ownership interest basis . Since our valuation objective is to conclude invested capital on a controlling interest basis, we applied a 20 percent ownership control price premium to the GPTC method range of indicated values . • Using descriptions provided by S&P Capital IQ, as well as information from SEC Forms 10 - K, 10 - Q, and 8 - K, we concluded that four publicly traded companies provide a reasonable peer group comparison from an investment perspective . We selected the following guideline companies : (1) Impax Laboratories ( NasdaqGS : IPXL ), (2) Teva Pharmaceutical Industries Limited (NYSE : TEVA), (3) Wockhardt Ltd . (BSE : 532300 ), and (4) Mayne Pharma Group Limited (ASX : MYX) . • A comparison of these selected guideline publicly traded companies and the range of values derived by the GPTC method follows . 27

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GPTC Method Comparison of Operating Performance 28 LTM = Latest 12 months EBIT = Earnings before interest and taxes EBITDA = Earnings before interest, taxes, depreciation, and amortization FIFO = First - in, first - out Size ($000s) Size ($000s) (LTM Revenue) (LTM Total Assets) Teva Pharmaceutical Industries Limited 20,535,000 Wockhardt Ltd. 810,628 Impax Laboratories Inc. 540,221 Mayne Pharma Group Limited 135,101 Cadista Holdings Inc. and Subsidiaries 109,786 LTM Profitability (%) LTM Profitability (%) (EBIT to Revenue) (EBITDA to Revenue) Cadista Holdings Inc. and Subsidiaries 37.6% Mayne Pharma Group Limited 21.0% Teva Pharmaceutical Industries Limited 20.3% Wockhardt Ltd. 19.0% Impax Laboratories Inc. 15.0% Liquidity Leverage (%) (Current Ratio) (Equity to Total Capital) Cadista Holdings Inc. and Subsidiaries 10.7 Impax Laboratories Inc. 4.6 Mayne Pharma Group Limited 2.2 Wockhardt Ltd. 1.9 Teva Pharmaceutical Industries Limited 1.1 Activity Activity (Working Capital Turnover) (Days in Inventory - FIFO) Teva Pharmaceutical Industries Limited 11.9 Mayne Pharma Group Limited 4.0 Wockhardt Ltd. 3.0 Impax Laboratories Inc. 1.0 Cadista Holdings Inc. and Subsidiaries 1.0 Size ($000s) (LTM Total Assets) Teva Pharmaceutical Industries Limited 46,734,000 Wockhardt Ltd. 1,105,144 Impax Laboratories Inc. 1,058,561 Mayne Pharma Group Limited 250,691 Cadista Holdings Inc. and Subsidiaries 149,810 LTM Profitability (%) (EBITDA to Revenue) Cadista Holdings Inc. and Subsidiaries 39.7% Teva Pharmaceutical Industries Limited 28.3% Mayne Pharma Group Limited 27.7% Wockhardt Ltd. 21.7% Impax Laboratories Inc. 20.2% Leverage (%) (Equity to Total Capital) Impax Laboratories Inc. 100% Cadista Holdings Inc. and Subsidiaries 100% Mayne Pharma Group Limited 77% Teva Pharmaceutical Industries Limited 68% Wockhardt Ltd. 66% Activity (Days in Inventory - FIFO) Teva Pharmaceutical Industries Limited 189.2 Wockhardt Ltd. 170.9 Cadista Holdings Inc. and Subsidiaries 149.1 Impax Laboratories Inc. 103.1 Mayne Pharma Group Limited 92.2 Growth (%) Growth (%) (Historical 3-Year Revenue Growth) (Projected 2-Year EBITDA Growth) Mayne Pharma Group Limited 59.0% Teva Pharmaceutical Industries Limited 0.4% Cadista Holdings Inc. and Subsidiaries -1.8% Wockhardt Ltd. -2.6% Impax Laboratories Inc. -2.9% Growth (%) (Projected 2-Year EBITDA Growth) Mayne Pharma Group Limited 32.7% Impax Laboratories Inc. 5.9% Teva Pharmaceutical Industries Limited 4.3% Wockhardt Ltd. -31.8% Cadista Holdings Inc. and Subsidiaries -52.5%

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Market Approach – GPTC Method Value Summary 29 MVIC = Market value of invested capital EBITDA = Earnings before interest, taxes, depreciation, and amortization Footnotes : [a] Implied invested capital is calculated as the Cadista EBITDA multiplied by the respective EBITDA pricing multiple multiplied by 50 percent . A decrease of 50 percent in the indicated pricing multiples is driven by Cadista - specific risks, including : higher dependence on key products, lower growth outlook and capacity for growth, smaller size of operations, fewer new product launches than competitors, lower earnings quality, key person risk, and other company - specific factors that affect the ability of Cadista to increase EBITDA . Additionally, the Cadista EBITDA is projected to decline in the outlook period . [ b] Implied invested capital is calculated as the Cadista revenue multiplied by the respective revenue pricing multiple . Selected Guideline Publicly Traded Company Pricing Multiples EBITDA Value Metric Low 1st Qrt. Median 3rd Qrt. High MVIC / EBITDA: Projected Year 2 8.8 9.6 12.2 15.4 17.7 Projected Year 1 9.7 10.8 11.8 14.7 21.3 Latest 12 Months 9.9 10.2 11.0 13.5 18.8 Cadista EBITDA Range of Values $000 Low 1st Qrt. Median 3rd Qrt. High Implied Invested Capital: Projected Year 2 20,675 91,157 98,839 126,074 158,854 183,171 Projected Year 1 33,334 162,028 180,110 197,474 245,290 354,726 Latest 12 Months 43,555 216,468 221,209 238,801 293,302 408,771 Revenue Value Metric Low 1st Qrt. Median 3rd Qrt. High MVIC / Revenue: Projected Year 2 2.2 2.5 2.8 3.2 3.8 Projected Year 1 2.5 2.8 3.0 3.2 3.6 Latest 12 Months 2.2 2.7 3.1 3.4 3.8 Cadista Revenue Range of Values $000 Low 1st Qrt. Median 3rd Qrt. High Implied Invested Capital: Projected Year 2 124,708 272,780 308,264 344,398 395,218 474,759 Projected Year 1 107,870 268,964 303,976 325,261 348,284 388,509 Latest 12 Months 109,786 236,880 297,507 336,963 371,216 416,233 Selected Range of Value Indications Indicated Indicated Invested Invested Sensitivity Analysis Capital Capital Low Value: Low of Shaded Value Range [Rounded] 90,000$ -$ 13,500$ 105,000$ Indicated Value: First Quartile of Shaded Value Range [Rounded] 180,000$ -$ 27,000$ 205,000$ High Value: Median of Shaded Value Range [Rounded] 230,000$ -$ 34,500$ 265,000$ Less: Interest- Bearing Debt Implied Cadista Invested Capital ($000) Based on EBITDA Pricing Multiples [a] Implied Cadista Invested Capital ($000) Based on Revenue Pricing Multiples [b] Selected Guideline Publicly Traded Company Pricing Multiples Plus: 15 Percent Control Price Premium

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Indicated Weighting Value Indication Invested Capital Range I NDICATED W EIGHTING F AIR V ALUE OF I NVESTED C APITAL • In our indicated weighting analysis presented on Exhibit 1 b, we excluded any weight to the DCF method value indications . This is because the value indications from the DCF method are significantly lower than the value indications from the other three valuation methods . Cadista management’s 5 - year financial projections represent a company in transition that requires significant working capital additions and capital expenditures . • In synthesizing the value conclusions within our indicated weighting, we applied 80 percent weight to the income approach methods and 20 percent weight to the market approach methods . • Within the income approach methods, we applied 80 percent weight to the DCCF method . Within the market approach methods, we applied equal weight (or 10 percent each) to the GMAC method and the GPTC method . • Of the three valuation methods we assigned weight to in our indicated weighting analysis, the DCCF method provides the most relevant fair value indication of Cadista invested capital . Therefore, we assigned the majority of weight to this method . Based on the relative weighting applied to each valuation method, the range of fair value of invested capital for Cadista, as of the valuation date, is between $ 130 million and $ 170 million . 30 Relative Range of Value Valuation Approach and Valuation Method Emphasis Low Indicated High Income Approach - Discounted Cash Flow Method 0% 45,000,000 50,000,000 60,000,000 Income Approach - Direct Capitalization of Cash Flow Method 80% 125,000,000 135,000,000 145,000,000 Market Approach - Guideline Merged and Acquired Company Method 10% 145,000,000 185,000,000 230,000,000 Market Approach - Guideline Publicly Traded Company Method 10% 105,000,000 205,000,000 265,000,000 Fair Value of Invested Capital [Rounded] 100% 130,000,000 150,000,000 170,000,000

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Indicated Weighting Value Indication Value of Equity Adjustments I NTEREST - B EARING D EBT • To arrive at an indicated value of equity, we subtracted the Cadista interest - bearing debt . As of the valuation date, Cadista does not have any interest - bearing debt ; therefore, the invested capital value is equivalent to market value of equity . L OANS TO R ELATED P ARTY (C URRENT AND L ONG - T ERM ) • Cadista has three interest - bearing loans to related parties totaling $ 45 , 800 , 000 (including interest) as of the valuation date : • HSL Holdings Inc . – $ 10 , 000 , 000 loan with semiannual interest payable currently at 5 percent per annum due November 28 , 2014 (the “ 2011 Loan”) • HSL Holdings Inc . – $ 20 , 000 , 000 loan with semiannual interest payable currently at 4 percent per annum due January 31 , 2015 (the “ 2013 Loan”) • Jubilant Draximage Inc . – $ 15 , 000 , 000 loan with semiannual interest payable currently at 4 percent per annum due August 31 , 2015 (the “ Draximage Loan ”) T OTAL F AIR V ALUE OF E QUITY R ANGE • Based on the indicated weighting we assigned to the individual value indications, we derived a range of fair value of the total Cadista equity, as of the valuation date, between $ 175 . 8 million and $ 215 . 8 million . 31

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Indicated Weighting Value Indication Fair Value Range F AIR V ALUE OF E QUITY P ER S HARE R ANGE • As shown on Exhibit 1 b, we divided the indicated value range of equity by the total number of shares issued and outstanding as of the valuation date, which is 117 , 797 , 180 shares . Based on our indicated weighting analysis, and in our opinion, the indicated range of fair value of the Cadista common stock, based on the above indicated total fair value of equity indications of $ 175 , 800 , 000 to $ 215 , 800 , 000 , as of October 31 , 2014 , is : $ 1.50 to $1.85 Per Share. • The value conclusion reached above (i.e., the “indicated weighting value indication”) is not our final conclusion of value. Our final value conclusion also considers an “alternative weighting value indication.” This alternative weighting value indication is discussed in the following slides. 32 $1.30 $1.60 $1.45 $0.75 $2.65 $2.35 $1.60 $0.90 $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 Guideline Publicly Traded Company Method Guideline Merged and Acquired Company Method Direct Capitalization of Cash Flow Method Discounted Cash Flow Method Indicated Weighting Cadista Valuation Sensitivity Analysis - Implied Fair Value Per Share Range Market Approach: Income Approach: $1.50 $1.85 Indicated Weighting Fair Value Range: (Based on the Indicated Weighting Total Fair Value of Equity) $1.65

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Alternative Weighting Value Indication Invested Capital Range A LTERNATIVE W EIGHTING F AIR V ALUE OF I NVESTED C APITAL • As shown on Exhibit 1 c, we present an alternative valuation synthesis and conclusion that incorporates the DCF method valuation analysis in determining a range of fair value for the Cadista common stock . In many cases, we apply primary weight to the DCF method in our valuation analyses . This is because the DCF method incorporates management’s expectations of future results of operations . • In synthesizing the value conclusions within our alternative weighting, we applied 80 percent weight to the income approach methods and 20 percent weight to the market approach methods . • Within the income approach methods, we applied 50 percent weight to the DCF method and 30 percent weight to the DCCF method . Within the market approach methods, we applied equal weight (or 10 percent each) to the GMAC method and the GPTC method . • Of the four valuation methods we assigned weight to in our indicated weighting analysis, the DCF method provides the most relevant fair value indication of Cadista invested capital . The DCF method is based on the best estimates of future net cash flow of Cadista . Therefore , we assigned the majority of weight to this method . Based on the relative weighting applied to each valuation method, the range of fair value of invested capital for Cadista, as of the valuation date, is between $ 90 million and $ 120 million . 33 Relative Range of Value Valuation Approach and Valuation Method Emphasis Low Indicated High Income Approach - Discounted Cash Flow Method 50% 45,000,000 50,000,000 60,000,000 Income Approach - Direct Capitalization of Cash Flow Method 30% 125,000,000 135,000,000 145,000,000 Market Approach - Guideline Merged and Acquired Company Method 10% 145,000,000 185,000,000 230,000,000 Market Approach - Guideline Publicly Traded Company Method 10% 105,000,000 205,000,000 265,000,000 Alternative Weighting Fair Value of Invested Capital [Rounded] 100% 90,000,000 100,000,000 120,000,000

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Alternative Weighting Value Indication Value of Equity Adjustments I NTEREST - B EARING D EBT • To arrive at an indicated value of equity, we subtracted the Cadista interest - bearing debt . As of the valuation date, Cadista does not have any interest - bearing debt ; therefore, the invested capital value is equivalent to market value of equity . L OANS TO R ELATED P ARTY (C URRENT AND L ONG - T ERM ) • Cadista has three interest - bearing loans to related parties totaling $ 45 , 800 , 000 (including interest) as of the valuation date : • HSL Holdings Inc . – $ 10 , 000 , 000 loan with semiannual interest payable currently at 5 percent per annum due November 28 , 2014 (the “ 2011 Loan”) • HSL Holdings Inc . – $ 20 , 000 , 000 loan with semiannual interest payable currently at 4 percent per annum due January 31 , 2015 (the “ 2013 Loan”) • Jubilant Draximage Inc . – $ 15 , 000 , 000 loan with semiannual interest payable currently at 4 percent per annum due August 31 , 2015 (the “ Draximage Loan ”) T OTAL F AIR V ALUE OF E QUITY R ANGE • Based on the alternative weighting we assigned to the individual value indications, we derived a range of fair value of the total Cadista equity, as of the valuation date, between $ 135 . 8 million and $ 165 . 8 million . 34

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Alternative Weighting Value Indication Fair Value Range F AIR V ALUE OF E QUITY P ER S HARE R ANGE • As shown on Exhibit 1 c, we divided the indicated value range of equity by the total number of shares issued and outstanding as of the valuation date, which is 117 , 797 , 180 shares . Based on our indicated weighting analysis, and in our opinion, the indicated range of fair value of the Cadista common stock, based on the above indicated total fair value of equity indications of $ 135 , 800 , 000 to $ 165 , 800 , 000 , as of October 31 , 2014 , is : $ 1.15 to $ 1.40 Per Share. • The value conclusion reached above (i.e., the “alternative weighting value indication”) is not our final conclusion of value. Our final value conclusion also considers an “indicated weighting value indication.” The synthesis of these two value indications is discussed in the following slide. 35 $1.30 $1.60 $1.45 $0.75 $2.65 $2.35 $1.60 $0.90 $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 Guideline Publicly Traded Company Method Guideline Merged and Acquired Company Method Direct Capitalization of Cash Flow Method Discounted Cash Flow Method Alternative Weighting Cadista Valuation Sensitivity Analysis - Implied Fair Value Per Share Range Market Approach: Income Approach: $1.15 $1.40 Alternative Weighting Indicated Fair Value Range: (Based on the Alternative Weighting Total Fair Value of Equity) $1.25

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Valuation Summary Reasonable Range of Fair Value Per Share • As shown below and on Exhibit 1 a, our final concluded reasonable range of value incorporates ranges of value from the indicated weighting analysis and the alternative weighting analysis . • The reasonable range of value was estimated using interquartile statistics for the three data points selected from each of the indicated and alternative weighting analyses . The low end of the reasonable range represents the first quartile of the six data points, and the high end of the reasonable range represents the third quartile of the six data points . • The reasonable range of value was estimated using interquartile statistics for the three data points selected from each of the indicated and alternative weighting analyses . The low end of the reasonable range represents the first quartile of the six data points, and the high end of the reasonable range represents the third quartile of the six data points . • This analysis resulted in a concluded range of fair value of the Cadista common stock, as of the valuation date, of : $1.30 to $1.60 Per S hare. 36 Range of Value Low Indicated High Indicated Weighting Fair Value Per Share 1.50$ 1.65$ 1.85$ Alternative Weighting Fair Value Per Share 1.15$ 1.25$ 1.40$ Concluded Range of Fair Value Per Share [Rounded] 1.30$ to 1.60$

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Concluded Range of Fair Value Range of Fair Value Reconciliation with the March 31, 2014, Analysis R ANGE OF F AIR V ALUE P ER S HARE R ECONCILIATION • As of March 31 , 2014 , we concluded three ranges of fair value of the Cadista common stock . We presented these ranges of value in our July 17 , 2014 , presentation as follows : • A reasonable range of fair value was $ 1 . 60 to $ 2 . 50 per share • The indicated range of fair value was $ 1 . 75 to $ 2 . 15 per share • The alternative weighting range of fair value was $ 1 . 30 to $ 1 . 65 per share • As presented on the previous page, as of the valuation date, we conclude the following three comparable ranges of fair value of the Cadista common stock : • A reasonable range of fair value is $ 1 . 30 to $ 1 . 60 per share • The indicated weighting range of fair value is $ 1 . 50 to $ 1 . 85 per share • The alternative weighting range of fair value is $ 1 . 15 to $ 1 . 40 per share R ECONCILIATION C ONCLUSION • We understand that as of the valuation date and based on our ranges of fair value provided July 17 , 2014 , Jubilant has proposed a tender offer price of a $ 1 . 60 per share . • Based on our indicated weighting fair value per share range, $ 1 . 60 per share falls near the middle of the range . Based on our alternative (or typical ) weighting fair value per share range, $ 1 . 60 per share seems to be a favorable price to a selling shareholder, as such price is above the range . And, based on our reasonable range of fair value per share, $ 1 . 60 per share seems to be a favorable price to a selling shareholder as such price represents the highest value in the concluded range . Based on the indicated weighting, alternative weighting, and the concluded reasonable range of fair value per share, $ 1 . 60 per share appears to be a more favorable tender offer price as of the valuation date compared to the results of our analysis as of March 31 , 2014 . 37

Willamette Management Associates Confidential - For Discussion Purposes Only Section IV Appendixes 38 • Valuation Exhibits • Assumptions and Limiting Conditions • Certification and Representation • Qualifications of the Principal Analysts

Cadista Holdings Inc. and Subsidiaries Page 39

EXHIBIT 1a
CADISTA HOLDINGS INC. AND SUBSIDIARIES
COMMON STOCK
FAIR VALUE
VALUATION SUMMARY
AS OF OCTOBER 31, 2014

	Range of Value			Exhibit
	Low	Indicated	High	Reference
Indicated Weighting Fair Value Per Share	$ 1.50	$ 1.65	$ 1.85	Exhibit 1b
Alternative Weighting Fair Value Per Share	$ 1.15	$ 1.25	$ 1.40	Exhibit 1c
Reasonable Range of Fair Value Per Share [Rounded] [a]	**$ 1.30**	**to**	**$ 1.60**	

Footnote:
[a] Based on interquartile statistics.
Sources: Exhibits 1b and 1c, and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 40 EXHIBIT 1b CADISTA HOLDINGS INC. AND SUBSIDIARIES COMMON STOCK FAIR VALUE INDICATED VALUATION SYNTHESIS AND CONCLUSION AS OF OCTOBER 31, 2014 Level of Relative Range of Value Exhibit Valuation Approach and Valuation Method Value Emphasis Low Indicated High Reference Income Approach Discounted Cash Flow Method [a] 0% 45,000,000 50,000,000 60,000,000 Exhibit 11 Income Approach Direct Capitalization of Cash Flow Method [a] 80% 125,000,000 135,000,000 145,000,000 Exhibit 17 Market Approach Guideline Merged and Acquired Company Method [a] 10% 145,000,000 185,000,000 230,000,000 Exhibit 18 Market Approach Guideline Publicly Traded Company Method [a] 10% 105,000,000 205,000,000 265,000,000 Exhibit 19 Fair Value of Invested Capital [Rounded] [a] 100% 130,000,000 150,000,000 170,000,000 Less: Long-Term, Interest-Bearing Debt Exhibit 5 Equals: Indicated Value of Equity [a] 130,000,000 150,000,000 170,000,000 Nonoperating and Excess Assets/Liabilities Plus: Loans to Related Party (Current and Long-Term) [a] 45,800,000 45,800,000 45,800,000 Exhibit 2 Equals: Total Fair Value of Equity [a] $ 175,800,000 $ 195,800,000 $ 215,800,000 Divided by: Number of Shares Issued and Outstanding 117,797,180 117,797,180 117,797,180 Equals: Fair Value Per Share [a] $ 1.50 $ 1.65 $ 1.85 Indicated Weighting Cadista Valuation Sensitivity Analysis Implied Fair Value Per Share Range Income Approach: Discounted Cash Flow Method $0.75 $0.90 Direct Capitalization of Cash Flow Method $1.45 $1.60 Market Approach: Guideline Merged and Acquired Company Method $1.60 $2.35 Guideline Publicly Traded Company Method $1.30 $2.65 Indicated Weighting Fair Value Range: $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $1.65 (Based on the Indicated Weighting Total Fair Value of Equity) $1.50 $1.85 Footnote: [a] On a marketable, controlling ownership interest basis. Sources: Exhibits as cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 41 EXHIBIT 1c CADISTA HOLDINGS INC. AND SUBSIDIARIES COMMON STOCK FAIR VALUE ALTERNATIVE VALUATION SYNTHESIS AND CONCLUSION AS OF OCTOBER 31, 2014 Level of Relative Range of Value Exhibit Valuation Approach and Valuation Method Value Emphasis Low Indicated High Reference Income Approach Discounted Cash Flow Method [a] 50% 45,000,000 50,000,000 60,000,000 Exhibit 11 Income Approach Direct Capitalization of Cash Flow Method [a] 30% 125,000,000 135,000,000 145,000,000 Exhibit 17 Market Approach Guideline Merged and Acquired Company Method [a] 10% 145,000,000 185,000,000 230,000,000 Exhibit 18 Market Approach Guideline Publicly Traded Company Method [a] 10% 105,000,000 205,000,000 265,000,000 Exhibit 19 Alternative Weighting Fair Value of Invested Capital [Rounded] [a] 100% 90,000,000 100,000,000 120,000,000 Less: Long-Term, Interest-Bearing Debt Exhibit 5 Equals: Alternative Weighting Indicated Value of Equity [a] 90,000,000 100,000,000 120,000,000 Nonoperating and Excess Assets/Liabilities Plus: Loans to Related Party (Current and Long-Term) [a] 45,800,000 45,800,000 45,800,000 Exhibit 2 Equals: Alternative Weighting Total Fair Value of Equity [a] $ 135,800,000 $ 145,800,000 $ 165,800,000 Divided by: Number of Shares Issued and Outstanding 117,797,180 117,797,180 117,797,180 Equals: Alternative Weighting Fair Value Per Share [a] $ 1.15 $ 1.25 $ 1.40 Alternative Weighting Cadista Valuation Sensitivity Analysis Implied Fair Value Per Share Range Income Approach: Discounted Cash Flow Method $0.75 $0.90 Direct Capitalization of Cash Flow Method $1.45 $1.60 Market Approach: Guideline Merged and Acquired Company Method $1.60 $2.35 Guideline Publicly Traded Company Method $1.30 $2.65 Alternative Weighting Indicated Fair Value Range: $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $1.25 (Based on the Alternative Weighting Total Fair Value of Equity) $1.15 $1.40 Footnote: [a] On a marketable, controlling ownership interest basis. Sources: Exhibits as cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 42 EXHIBIT 2 CADISTA HOLDINGS INC. AND SUBSIDIARIES HISTORICAL AND COMMON SIZE BALANCE SHEETS [a] [a] As of As of March 31, As of As of March 31, 9/30/14 2014 2013 2012 2011 2010 9/30/14 2014 2013 2012 2011 2010 $000 $000 $000 $000 $000 $000% % % % % % ASSETS Current Assets: Cash and Cash Equivalents 15,437 11,110 5,615 2,134 759 302 3 10. 0 8. 2 5. 1 3. 1 2. 0 1. Accounts Receivable Net 28,584 23,443 22,063 20,174 10,365 6,584 1 19. 0 17. 5 20. 4 29. 5 28. 3 21. Unbilled Revenue 63 2 0. Due from Related Parties 45,800 45,688 10,821 10,387 200 192 6 30. 1 33. 0 10. 2 15. 6 0. 6 0. Inventory 23,803 25,573 23,431 14,734 7,828 6,100 9 15. 5 18. 7 21. 5 21. 5 21. 8 19. Prepaids and Other Receivables 676 609 630 457 225 178 5 0. 4 0. 6 0. 7 0. 6 0. 6 0. Deferred Tax Assets (Current) 10,937 9,438 4,644 4,892 1,776 7.3 6.8 4.3 7.1 4.9 - Total Current Assets 125,237 115,861 67,204 52,778 21,153 13,420 83.6 9 83. 3 62. 0 77. 2 58. 5 43. Fixed Assets: Land NA 1,044 1,044 340 340 340 NA 0.8 0 1. 5 0. 9 0. 1 . Buildings and Improvements NA 9,573 9,509 6,725 6,536 6,177 NA 6.9 8 8 9. 0 18. 0 20. Machinery and Equipment NA 17,328 15,682 13,219 11,190 10,280 NA 12.5 5 14. 3 19. 8 30. 3 33. Office Furniture and Equipment NA 850 738 651 533 506 NA 0.6 7 0. 0 1. 5 1. 6 1. Computers and Software NA 743 673 432 408 337 NA 0.5 6 0. 6 0. 1 1 . Vehicles NA 18 18 18 18 18 NA 0.0 0 0 0 1 0. Capital Work in Process NA 4,381 2,533 2,483 788 277 NA 3.2 2.3 3.6 2.2 0.9 Gross Fixed Assets NA 33,937 30,197 23,868 19,813 17,933 NA 24.6 0 28. 8 34. 5 54. 1 58. Accumulated Depreciation NA (12,668) (10,770) (8,420) (6,904) (5,594) NA (9.2) (10.0) (12.3) (19.0) (18.1) Net Fixed Assets 23,732 21,269 19,427 15,448 12,909 12,339 15.8 4 15. 0 18. 5 22. 5 35. 0 40. Other Assets: Restricted Cash 25 25 27 35 35 0 0 0 1 0. 1 0. - Deferred Tax Assets (Noncurrent) 2,082 4,885 7 5. 8 15. Loan to Related Party 20,000 5 18. - Intangible Assets, Net (ANDAs and Capital WIP) 816 948 1,211 250 179 202 0.5 0.7 1.1 0.4 0.5 0.7 Total Other Assets 841 973 21,238 285 2,296 5,086 0.6 0.7 19.7 0.4 6.3 16.5 TOTAL ASSETS 149,810 138,103 107,869 68,511 36,358 30,846 100.0 100.0 100.0 100.0 100.0 100.0 LIABILITIES AND SHAREHOLDERS' EQUITY Current Liabilities: Accounts Payable 4,384 1,738 3,734 2,606 1,840 2,466 9 2. 3 1. 5 3. 8 3. 1 5. 0 8. Short-Term Borrowings 4,853 3,036 3 13. 8 9. Due to Related Parties 2,546 1,993 2,193 3,146 2,876 4,177 1.7 4 1. 0 2. 6 4. 9 7. 5 13. Deferred Revenue 249 249 374 4 0. 7 0. 2 1. Other Current Liabilities 4,707 6,882 4,139 5,664 1,466 861 1 3. 0 5. 8 3. 3 8. 0 4. 8 2. Dividend Payable 66 66 66 66 66 66 0 0 1 0. 1 0. 2 0. 2 0. Current Portion of Long-Term Debt 1,992 1,984 5.5 6.4 Total Current Liabilities 11,703 10,679 10,132 11,731 13,342 12,964 7.8 7 4 9. 1 17. 7 36. 0 42. Long-Term Liabilities: Long-Term Debt, Less Current Maturities 1,992 5 6. Deferred Tax Liability (Noncurrent) 1,079 1,017 1,254 643 0.7 0.7 1.2 0.9 - Total Long-Term Liabilities 1,079 1,017 1,254 643 1,992 0.7 0.7 1.2 0.9 6.5 Total Liabilities 12,782 11,696 11,386 12,374 13,342 14,956 8.5 5 8. 6 10. 1 18. 7 36. 5 48. Shareholders' Equity: Equity Shares at $0.001 par value 120,000,000 shares authorized; issued and outstanding 117,797,180 shares 118 118 118 118 118 118 1 0. 1 0. 1 0. 2 0. 3 0. 4 0. Additional Paid-In Capital 38,755 38,755 38,755 38,755 38,755 38,756 25.9 1 28. 9 35. 56.6 6 106. 125.6 Retained Earnings 98,155 87,534 57,610 17,264 (15,857) (22,983) 65.5 63.4 53.4 25.2 (43.6) (74.5) Total Shareholders' Equity 137,028 126,407 96,483 56,137 23,016 15,890 91.5 91.5 89.4 81.9 63.3 51.5 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY 149,810 138,103 107,869 68,511 36,358 30,846 100.0 100.0 100.0 100.0 100.0 100.0 ANDA = Abbreviated new drug application WIP = Work in progress Footnote: [a] The date of the most recent available financial statements. Sources: Unaudited financials for the most recent period and audited financial statements for all prior time periods.

Cadista Holdings Inc. and Subsidiaries Page 43 EXHIBIT 3 CADISTA HOLDINGS INC. AND SUBSIDIARIES HISTORICAL AND COMMON SIZE INCOME STATEMENTS [a] [a] LTM LTM Ended Fiscal Years Ended on March 31, Ended Fiscal Years Ended on March 31, 9/30/14 2014 2013 2012 2011 2010 9/30/14 2014 2013 2012 2011 2010 $000 $000 $000 $000 $000 $000% % % % % % Revenue 109,786 107,661 114,901 90,987 42,171 28,773 100.0 0 100. 100.0 100.0 100.0 100.0 Year-Over-Year Change 2.0% -6.3% 26.3% 115.8% 46.6% 30.5% Direct Costs: Total Cost of Sales 60,424 51,981 42,136 34,791 27,441 21,906 55.0 48.3 36.7 38.2 65.1 76.1 Gross Profit 49,362 55,680 72,765 56,196 14,730 6,867 0 45. 7 51. 3 63. 8 61. 9 34. 9 23. Operating Expenses: Research and Development Expense 15 9 274 585 1,599 0.0 0 2 0. 4 1. 6 5. SG&A Expense 8,246 7,941 5,739 4,826 4,398 3,598 7.5 4 7. 0 5. 3 5. 4 10. 5 12. Depreciation and Amortization Expense 2,225 2,161 2,437 1,546 1,338 1,203 2.0 2.0 2.1 1.7 3.2 4.2 Total Operating Expenses 10,486 10,111 8,450 6,372 6,321 6,400 9.6 9.4 7.4 7.0 15.0 22.2 Income from Operations 38,876 45,569 64,315 49,824 8,409 467 4 35. 3 42. 0 56. 8 54. 9 19. 6 1. Other Income/(Expense): Interest Income 681 179 1 0 6 0. 2 0. 0 0 . Interest Expense (64) (149) (324) (384) (0.1) 2) (0. (0.8) (1.3) Gain/(Loss) on Sale of Asset 20 (5) (1) 9 0.0 (0.0) (0.0) 0 . Other Income/(Expense) 2,496 1,944 14 24 89 1 2.3 1.8 0.0 0.0 0.2 0.0 Total Other Income/(Expense) 2,496 1,944 651 49 (235) (375) 2.3 1.8 0.6 0.1 (0.6) (1.3) Pretax Income 41,372 47,513 64,966 49,873 8,174 92 7 37. 1 44. 5 56. 8 54. 4 19. 3 0. Income Tax (Expense)/Benefit (14,697) (17,589) (24,620) (16,752) (1,048) 4,885 (13.4) (16.3) (21.4) (18.4) (2.5) 17.0 Income Tax Rate 35.5% 37.0% 37.9% 33.6% 12.8% NA Net Income 26,675 29,924 40,346 33,121 7,126 4,977 24.3 27.8 35.1 36.4 16.9 17.3 EPS: Basic ($) $ 0.23 $ 0.25 $ 0.34 $ 0.28 $ 0.06 $ 0.04 Year-Over-Year Change -9.4% -26.5% 21.4% 366.7% 50.0% Diluted ($) $ 0.23 $ 0.25 $ 0.34 $ 0.28 $ 0.06 $ 0.04 Year-Over-Year Change -9.4% -26.5% 21.4% 366.7% 50.0% LTM = Latest 12 months SG&A = Selling, general, and administrative NA = Not applicable/available EPS = Earnings per share Footnote: [a] The date of the most recent available financial statements. Sources: Unaudited financials for the most recent period and audited financial statements for all prior time periods.

Cadista Holdings Inc. and Subsidiaries Page 44

EXHIBIT 4
CADISTA HOLDINGS INC. AND SUBSIDIARIES
HISTORICAL STATEMENTS OF CASH FLOW

	[a] 6-Months Ended 9/30/14 $000	Fiscal Years Ended on March 31, 2014 $000	2013 $000	2012 $000	2011 $000	2010 $000
CASH FLOW FROM OPERATING ACTIVITIES:						
Net Income/(Loss)	10,621	29,924	40,346	33,121	7,126	4,977
Adjustments to Reconcile Net Income/(Loss) to Net Cash from Operations						
Depreciation and Amortization Expense	1,148	2,161	2,437	1,546	1,338	1,203
Amortization of Debt Initiation Cost	-	-	-	8	16	16
Deferred Income Taxes	(1,437)	(5,031)	858	(390)	1,027	(4,885)
(Gain)/Loss on Sale of Property, Plant, and Equipment, Net	-	-	(20)	5	1	(9)
Other Noncash Items	4,439	5,016	1,259	232	97	122
Fair Value of Machinery Received Free of Cost	-	-	(114)	-	(229)	(172)
(Increase)/Decrease in:						
Accounts Receivable	(5,466)	(1,492)	(2,041)	(9,977)	(3,877)	(3,278)
Unbilled Revenue	(2,344)	-	-	-	63	(63)
Inventories	(112)	(7,046)	(9,802)	(6,971)	(1,728)	(993)
Dues from/to Related Parties	553	(67)	(1,387)	261	(305)	2,897
Other Assets	353	21	(174)	(410)	(7)	46
Other Accounts Payables and Other Current Liabilities	(66)	634	(542)	4,993	(39)	(450)
Net Cash Provided by Operations	7,689	24,120	30,820	22,418	3,483	(587)
CASH FLOW FROM INVESTING ACTIVITIES:						
Purchases of Property, Plant, and Equipment	(3,362)	(3,627)	(7,367)	(4,190)	(1,811)	(730)
Purchases of Intangibles	-	-	-	-	-	-
Proceeds from Sales of Property, Plant, and Equipment	-	-	20	-	7	9
Short-Term Investments (Term Deposits)	-	-	-	-	-	-
Payments of/(Additions to) Notes Receivable/Loans to Related Parties	-	(15,000)	(20,000)	(10,000)	-	-
Net Cash Used in Investing Activities	(3,362)	(18,627)	(27,347)	(14,190)	(1,804)	(722)
CASH FLOW FROM FINANCING ACTIVITIES:						
Issue of Common Stock	-	-	-	-	-	2,000
Buyback of Common Stock	-	-	-	-	-	-
Proceeds from Short-Term Borrowings, Net	-	-	-	(4,853)	1,817	40
Proceeds from Long-Term Debt	-	-	-	-	-	-
Repayment of Long-Term, Debt	-	-	-	(2,000)	(2,000)	(2,000)
Inter-corporate Deposit Received from Affiliate	-	-	-	-	-	1,004
Repayment of Inter-Corporate Deposits	-	-	-	-	(1,004)	-
Net Cash Used in Financing Activities	-	-	-	(6,853)	(1,187)	1,044
NET INCREASE/(DECREASE) IN CASH	4,327	5,493	3,473	1,375	492	(264)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	11,135	5,642	2,169	794	302	566
CASH AND CASH EQUIVALENTS, END OF YEAR	15,462	11,135	5,642	2,169	794	302

Footnote:
[a] The date of the most recent available financial statements.
Sources: Unaudited financials for the most recent period and audited financial statements for all prior time periods.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 45

EXHIBIT 5
CADISTA HOLDINGS INC. AND SUBSIDIARIES
NORMALIZATION ADJUSTMENTS TO HISTORICAL FINANCIAL FUNDAMENTALS

	[a] LTM Ended 9/30/14 $000	Fiscal Years Ended on March 31, 2014 $000	2013 $000	2012 $000	2011 $000	2010 $000	Average [j] $000
Revenue [b]	109,786	107,661	114,901	90,987	42,171	28,773	110,783
Reported Pretax Income [b]	41,372	47,513	64,966	49,873	8,174	92	
Normalization Adjustments:							
Plus: Interest Income [b]	-	-	(681)	(179)	(1)	(0)	
Plus: (Gain)/Loss on Sale of Asset [b]	-	-	(20)	5	1	(9)	
Plus: Other (Income)/Expense [b]	(2,496)	(1,944)	(14)	(24)	(89)	(1)	
Plus: Other Noncash Items [c]	4,439	5,016	1,259	232	97	122	
Less: Normalized Additional R&D Expense [d]	(1,985)	(1,991)	(1,726)	(2,000)	(1,415)	(401)	
Equals: Normalized Pretax Income	41,330	48,594	63,784	47,907	6,767	(196)	51,236
(1 - income tax rate) [e]	0.62	0.62	0.62	0.62	0.62	0.62	
Equals: Normalized Net Income	25,625	30,128	39,546	29,702	4,196	(122)	31,766
Normalized Financial Fundamentals:							
Normalized Pretax Income	41,330	48,594	63,784	47,907	6,767	(196)	
Plus: Interest Expense [b]	-	-	64	149	324	384	
Equals: EBIT	41,330	48,594	63,848	48,056	7,091	188	51,257
EBIT	41,330	48,594	63,848	48,056	7,091	188	
Plus: Depreciation and Amortization Expense [b]	2,225	2,161	2,437	1,546	1,338	1,203	
Equals: EBITDA	43,555	50,755	66,285	49,602	8,429	1,391	53,532
Normalized Financial Margins							
EBIT Margin	37.6%	45.1%	55.6%	52.8%	16.8%	0.7%	
EBITDA Margin	39.7%	47.1%	57.7%	54.5%	20.0%	4.8%	
Capital Requirements							
Capital Expenditures [f]	(8,352)	(3,627)	(7,367)	(4,190)	(1,811)	(730)	
NOWC Decrease/(Increase)	(4,025)	(42,615)	(12,544)	(25,016)	(8,723)	NA	
Balance Sheet Financial Fundamentals							
Interest-Bearing Debt:							
Short-Term Borrowing	-	-	-	-	4,853	3,036	
Current Portion of Long-Term Debt	-	-	-	-	1,992	1,984	
Long-Term Debt, Less Current Maturities	-	-	-	-	-	1,992	
Total Interest-Bearing Debt [g]	-	-	-	-	6,845	7,012	
NOWC [g,h]	98,097	94,072	51,457	38,913	13,897	5,174	
Tangible Book Value of Equity [g, i]	136,212	125,459	95,272	55,887	22,837	15,688	
Book Value of Invested Capital	136,212	125,459	95,272	55,887	29,682	22,700	

LTM = Latest 12 months
R&D = Research and development
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
NOWC = Net operating working capital
SEC = U.S. Securities and Exchange Commission
NA = Not applicable/available

Footnotes:
[a] The date of the most recent available financial statements.
[b] As presented in Exhibit 3.
[c] As shown on Exhibit 4.
[d] Based on management's financial projections, annual research and development expense should be approximately $2,000,000 annually. We normalized R&D expense to reflect a level of expense of $2,000,000 in each of the historical time periods.
[e] Based on a 38 percent normalized income tax rate, which is consistent with Cadista management's 2015-2019 financial projections provided on October 10, 2014.
[f] As presented in Exhibit 4. The LTM period capital expenditures are derived from the audited financial statements of the Cadista SEC Form 10-Q for the period ended September 30, 2014.
[g] As presented in Exhibit 2.
[h] Net operating working capital excludes cash and cash equivalents and interest-bearing debt.
[i] Book value of equity less book value of any recorded intangible assets.
[j] Represents the average of the LTM period ended September 30, 2014, March 31, 2014, and March 31, 2013.
Sources: Exhibits 2, 3, and 9, and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 46

EXHIBIT 6
CADISTA HOLDINGS INC. AND SUBSIDIARIES
HISTORICAL FINANCIAL AND OPERATING RATIOS

Financial Ratios	[a] LTM Ended 9/30/14	Fiscal Years Ended on March 31, 2014	2013	2012	2011	2010
Liquidity Ratios						
Current Ratio	10.7	10.8	6.6	4.5	1.6	1.0
Quick Ratio	3.8	3.2	2.7	1.9	0.8	0.5
Working Capital ($000s)	113,534	105,182	57,072	41,047	7,811	456
Working Capital as a Percentage of Total Assets	75.8	76.2	52.9	59.9	21.5	1.5
Book Value of Invested Capital ($000s)	136,212	125,459	95,272	55,887	29,682	22,700
Activity Ratios						
Turnover [b]:						
Working Capital	1.0	1.3	2.3	3.7	10.2	NA
Inventory	2.4	2.1	2.2	3.1	3.9	NA
Receivables	4.2	4.7	5.4	6.0	5.0	NA
Total Asset	0.8	0.9	1.3	1.7	1.3	NA
Fixed Asset	4.9	5.3	6.6	6.4	3.3	NA
Average Collection Period (Days)	86.5	77.1	67.1	61.3	73.3	NA
Days to Sell Inventory	149.1	172.0	165.3	118.4	92.6	NA
Operating Cycle (Days)	235.6	249.2	232.4	179.6	166.0	NA
Coverage and Leverage Ratios						
Interest Expense Coverage [c]:						
EBIT	NA	NA	997.6	322.5	21.9	NA
EBITDA	NA	NA	1,035.7	332.9	26.0	NA
Total Interest-Bearing Debt/Total Assets (%)	-	-	-	-	18.8	22.7
Equity/Invested Capital (%)	100.6	100.8	101.3	100.4	77.5	70.0
Profitability Ratios (%) [d]						
EBITDA Margin	39.7	47.1	57.7	54.5	20.0	4.8
EBIT Margin	37.6	45.1	55.6	52.8	16.8	0.7
Pretax Profit Margin	37.6	45.1	55.5	52.7	16.0	(0.7)
Net Profit Margin	23.3	28.0	34.4	32.6	9.9	(0.4)
Net Return on:						
Ending Assets	17.1	21.8	36.7	43.4	11.5	(0.4)
Ending Equity	18.7	23.8	41.0	52.9	18.2	(0.8)
Average Assets	17.8	24.5	44.8	56.6	12.5	NA
Average Equity	19.5	27.0	51.8	75.1	21.6	NA

LTM = Latest 12 months
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
Invested Capital = Equity plus interest-bearing debt
NA = Not applicable/available
Footnotes:
[a] The date of the most recent available financial statements.
[b] Average turnover.
[c] Includes only interest expense associated with interest-bearing debt in the Cadista capital structure.
[d] Based on the profitability as presented in Exhibit 5.
Sources: Exhibits 2, 3, and 5, and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 47 EXHIBIT 7 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DISCOUNTED CASH FLOW METHOD WEIGHTED AVERAGE COST OF CAPITAL COST OF EQUITY CAPITAL AS OF OCTOBER 31, 2014 Cost of Equity Capital Cost of Equity Capital Weight Component Build-up Model: Risk-Free Rate of Return [a] 2.77% Long-Term Equity Risk Premium [b] 6.18% Size Equity Risk Premium [c] 3.87% Industry Equity Risk Premium [d] -1.79% Company-Specific Equity Risk Premium [e] 0% Equals: Indicated Cost of Equity [Rounded] 11.0% Modified Capital Asset Pricing Model: Risk-Free Rate of Return [a] 2.77% Long-Term Equity Risk Premium [b] 6.18% Industry Beta [f] 0.75 Beta-adjusted Equity Risk Premium 4.64% Size Equity Risk Premium [c] 3.87% Company-Specific Equity Risk Premium [e] 0% Equals: Indicated Cost of Equity [Rounded] 11.3% Duff & Phelps Model: Risk-Free Rate of Return [a] 2.77% Long-Term Equity Risk Premium [g] 11.00% Company-Specific Equity Risk Premium [e] 0% Equals: Indicated Cost of Equity [Rounded] 13.8% Selected Cost of Equity Capital [Rounded] 12% Footnotes: [a] 20-year Treasury bond yield to maturity rate as of October 24, 2014, the Federal Reserve Statistical Release [b] 2014 Valuation Handbook Guide to Cost of Capital (Duff & Phelps, LLC, 2014); long-horizon expected equity risk premium (supply side): historical equity risk premium. [c] 2014 Valuation Handbook Guide to Cost of Capital (Duff & Phelps, LLC, 2014); size equity risk premium: micro-capitalization (9th and 10th decile): $2.395 million to $632.770 million. [d] 2014 Valuation Handbook Guide to Cost of Capital (Duff & Phelps, LLC, 2014); industry equity risk premium: Standard Industrial Classification (SIC) code 2834: pharmaceutical preparations. [e] Willamette Management Associates estimate is based on Cadista-specific risk factors with regard to the expected performance risk with regard to the management-prepared financial projections presented in Exhibit 10. [f] The relevered beta is based on the 2014 Valuation Handbook Industry Cost of Capital (Duff & Phelps, LLC, 2014) SIC code 2834 median levered adjusted beta of 0.9, rounded. [g] As shown on Exhibit 8. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries
Page 48

EXHIBIT 8
CADISTA HOLDINGS INC. AND SUBSIDIARIES
INCOME APPROACH
DISCOUNTED CASH FLOW METHOD
WEIGHTED AVERAGE COST OF CAPITAL
COST OF EQUITY CAPITAL
DUFF & PHELPS MODEL
LONG-TERM EQUITY RISK PREMIUM ANALYSIS
AS OF OCTOBER 31, 2014

Equity Risk Premium Financial Fundamentals:	Actual ($MM)	Constant [a]	Slope [a]	Log	Equity Risk Premium
Current Year's Book Value of Common Equity	137.028	17.74%	-2.74%	2.137	11.90%
5-Year Average Net Income	27.438	15.41%	-2.84%	1.438	11.30%
Current Year's Total Assets	149.810	19.50%	-2.90%	2.176	13.20%
5-Year Average EBITDA	43.725	16.97%	-2.90%	1.641	12.20%
Current Year's Sales	109.786	17.37%	-2.26%	2.041	12.80%
				Median	12.20%

Relevered Equity Risk Premium Analysis:	
Median Levered Market Risk Premium	12.20%
Market Debt/Equity Ratio [a]	30.50%
Unlevered Equity Risk Premium [b]	9.35%
Debt/Equity Ratio [c]	17.65%
Relevered Long-Term Equity Risk Premium [d]	11.00%

EBITDA = Earnings before interest, taxes, depreciation, and amortization
Footnotes:
[a] *2014 Valuation Handbook - Guide to Cost of Capital* (Duff and Phelps, LLC, 2014).
[b] Unlevered Equity Risk Premium = Actual equity risk premium / (1 + debt/equity ratio).
[c] Derived from the optimal market-based capital structure, as shown on Exhibit 9.
[d] Relevered Equity Risk Premium = Unlevered equity risk premium + (unlevered equity risk premium * debt/equity ratio).
Sources: As cited and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 49 EXHIBIT 9 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DISCOUNTED CASH FLOW METHOD DISCOUNT RATE AND DIRECT CAPITALIZATION RATE AS OF OCTOBER 31, 2014 Weighted Average Cost of Capital Weighted Average Cost of Capital Component Selected Cost of Equity Capital [a] 12% Cost of Debt Capital: Pretax Cost of Debt [b] 4.7% Income Tax Rate [c] 38% Total After-Tax Cost of Debt 2.9% Optimal Market-Based Capital Structure: Equity in Capital Structure [d] 85% Debt in Capital Structure [d] 15% 100% Discount Rate (Weighted Average Cost of Capital) 11% Less: Terminal Period Expected Long-Term Growth Rate [e] 2% Equals: Terminal Period Direct Capitalization Rate 9% Footnotes: [a] As shown on Exhibit 7 . [b] Moody's Baa corporate bond yield to maturity rate as of October 24, 2014. [c] Based on Cadista management's financial projections. Taxes are assumed to include 35 percent corporate taxes and 3 percent state taxes. [d] The optimal market-based capital structure is based on (1) the selected guideline publicly traded companies' blended average and median indications for capital structures and (2) the Cadista actual capital structure as of the valuation date. [e] The terminal period expected long-term growth rate is derived as of March 31, 2019 (the ending date in the management-prepared financial projections presented in Exhibit10); it is based on comparing industry and economic analyses; management-developed company financial projections for the years 2014, 2015, and 2016 (see Exhibit 10); FirstResearch and IBISWorld expected pharmaceutical industry growth rates; Federal Reserve economic growth estimates; etc. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 50

EXHIBIT 10
CADISTA HOLDINGS INC. AND SUBSIDIARIES
INCOME APPROACH
DISCOUNTED CASH FLOW METHOD
CADISTA MANAGEMENT-PREPARED FINANCIAL STATEMENT PROJECTIONS
AS OF OCTOBER 31, 2014

	[a] LTM Ended	Fiscal Years Ending on March 31,					[a] LTM Ended	Fiscal Years Ending on March 31,				
	9/30/14	2015	2016	2017	2018	2019	9/30/14	2015	2016	2017	2018	2019
	$000	$000	$000	$000	$000	$000	%	%	%	%	%	%
Revenue	109,786	107,870	124,708	170,938	244,440	321,287	100.0	100.0	100.0	100.0	100.0	100.0
Year-Over-Year Change	*2.0%*	*0.2%*	*15.6%*	*37.1%*	*43%*	*31%*						
Direct Costs:												
Total Cost of Sales	60,424	65,095	93,221	142,704	215,940	291,702	55.0	60.3	74.8	83.5	88.3	90.8
Gross Profit	49,362	42,775	31,487	28,234	28,500	29,585	45.0	39.7	25.2	16.5	11.7	9.2
Operating Expenses:												
Research and Development Expense	15	1,525	2,500	2,000	650	700	0.0	1.4	2.0	1.2	0.3	0.2
SG&A Expense	8,246	7,916	8,312	8,727	9,163	9,622	7.5	7.3	6.7	5.1	3.7	3.0
Depreciation and Amortization Expense	2,225	2,377	2,607	2,846	3,131	3,444	2.0	2.2	2.1	1.7	1.3	1.1
Total Operating Expenses	10,486	11,818	13,419	13,573	12,944	13,766	9.6	11.0	10.8	7.9	5.3	4.3
Income from Operations	38,876	30,957	18,068	14,661	15,556	15,819	35.4	28.7	14.5	8.6	6.4	4.9
Other Income/(Expense):												
Interest Income	-	1,926	1,900	1,350	800	800	-	1.8	1.5	0.8	0.3	0.2
Interest Expense	-	-	-	-	-	-	-	-	-	-	-	-
Gain/(Loss) on Sale of Asset	-	-	-	-	-	-	-	-	-	-	-	-
Other Income/(Expense)	2,496	-	-	-	-	-	2.3	-	-	-	-	-
Total Other Income/(Expense)	2,496	1,926	1,900	1,350	800	800	2.3	1.8	1.5	0.8	0.3	0.2
Pretax Income	41,372	32,883	19,968	16,011	16,356	16,619	37.7	30.5	16.0	9.4	6.7	5.2
Income Tax (Expense)/Benefit	(14,697)	(12,660)	(7,688)	(6,164)	(6,297)	(6,398)	(13.4)	(11.7)	(6.2)	(3.6)	(2.6)	(2.0)
Income Tax Rate	*35.5%*	*38.5%*	*38.5%*	*38.5%*	*38.5%*	*38.5%*						
Net Income	26,675	20,223	12,280	9,847	10,059	10,221	24.3	18.7	9.8	5.8	4.1	3.2
Pretax Income	41,372	32,883	19,968	16,011	16,356	16,619	37.7	30.5	16.0	9.4	6.7	5.2
Plus: Interest Expense	-	-	-	-	-	-	-	-	-	-	-	-
Plus: Other (Income)/Expense	(2,496)	(1,926)	(1,900)	(1,350)	(800)	(800)	(2.3)	(1.8)	(1.5)	(0.8)	(0.3)	(0.2)
Plus: Other Noncash Items [b]	4,439	-	-	-	-	-	4.0	-	-	-	-	-
Less: R&D Adjustment [b]	(1,985)	-	-	-	-	-	(1.8)	-	-	-	(0.3)	(0.2)
Equals: Adjusted Operating Income [EBIT]	41,330	30,957	18,068	14,661	15,556	15,819	37.6	28.7	14.5	8.6	6.4	4.9
Plus: Depreciation and Amortization Expense	2,225	2,377	2,607	2,846	3,131	3,444	2.0	2.2	2.1	1.7	1.3	1.1
EBITDA	43,555	33,334	20,675	17,507	18,687	19,263	39.7	30.9	16.6	10.2	7.6	6.0
Year-Over-Year Change	*-14.2%*	*-34.3%*	*-38.0%*	*-15.3%*	*7%*	*3%*						

LTM = Latest 12 months
R&D = Research and development
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
Footnotes:
[a] The date of the most recent available financial statements.
[b] As shown on Exhibit 5.
Sources: Exhibit 3 and Cadista management's financial projections as provided by Jubilant on October 10, 2014.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 51 EXHIBIT 11 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DISCOUNTED CASH FLOW METHOD VALUE SUMMARY AS OF OCTOBER 31, 2014 Fiscal Years Ending on March 31, Terminal 2015 2016 2017 2018 2019 Year $000 $000 $000 $000 $000 $000 Present Value of Discrete Period Cash Flow Projection Projected EBITDA 33,334 20,675 17,507 18,687 19,263 19,263 [a] Less: Depreciation and Amortization Expense (2,377) (2,607) (2,846) (3,131) (3,444) (1,000) [a] Equals: Projected EBIT 30,957 18,068 14,661 15,556 15,819 18,263 Less: Provision for Income Taxes (11,764) (6,866) (5,571) (5,911) (6,011) (6,940) [b] Equals: Debt-Free Net Income 19,193 11,202 9,090 9,645 9,808 11,323 Plus: Depreciation and Amortization Expense 2,377 2,607 2,846 3,131 3,444 1,000 [a,h] Less: Capital Expenditures (17,029) (13,465) (6,246) (1,000) (1,000) (1,000) [c,h] Less: Net Operating Working Capital Additions 14,501 (8,173) (13,191) (25,399) (16,910) (2,000) [d] Equals: Net Cash Flow to Invested Capital 19,042 (7,829) (7,501) (13,623) (4,658) 9,323 Multiplied by: Partial Period Adjustment 0.4137 1.0000 1.0000 1.0000 1.0000 1.0000 [e] Equals: Adjusted Net Cash Flow to Invested Capital 7,878 (7,829) (7,501) (13,623) (4,658) 9,323 Discounting Period 0.21 0.91 1.91 2.91 3.91 Multiplied by: Present Value Factor at 11 Percent 0.9786 0.9091 0.8190 0.7378 0.6647 [f] Equals: Present Value of Discrete Cash Flow 7,710 (7,117) (6,143) (10,051) (3,096) Equals: Total Present Value of Discrete Period Cash Flow (18,698) Present Value of Terminal Period Cash Flow (Gordon Growth Model) Terminal Year Cash Flow 9,323 Multiplied by: 1 + Terminal Period Expected Long-Term Growth Rate 2% [g] Sensitivity Analysis Equals: Expected Next Year Cash Flow 9,510 Long-Term Growth Rate Divided by: Terminal Period Direct Capitilization Rate 9% [g] WACC 0% 1% 2% 3% 4% 7% 81,261 99,487 125,003 163,278 227,069 Equals: Terminal Value 105,661 8% 65,879 79,183 96,922 121,756 159,007 Multiplied by: Present Value Factor at 11 Percent 0.6647 9% 54,152 64,226 77,177 94,446 118,622 10% 44,973 52,821 62,629 75,241 92,056 Equals: Present Value of Terminal Period Cash Flow 70,232 11% 37,638 43,891 51,534 61,088 73,371 12% 31,676 36,753 42,845 50,291 59,598 Value Summary 13% 26,765 30,951 35,897 41,834 49,089 Total Present Value of Discrete Period Cash Flow (18,698) 14% 22,672 26,169 30,248 35,070 40,856 Plus: Present Value of Terminal Period Cash Flow 70,232 Equals: Indicated Fair Value of Invested Capital [i] 51,534 Sensitivity Analysis Indicated Fair Value of Invested Capital 1st Quartile of Shaded Range of Values [Rounded] $ 45,000 Indicated Fair Value of Invested Capital Median Indication of Shaded Range of Values [Rounded] $ 50,000 Indicated Fair Value of Invested Capital 3rd Quartile of Shaded Range of Values [Rounded] $ 60,000 EBIT = Earnings before interest and taxes EBITDA = Earnings before interest, taxes, depreciation, and amortization WACC = Weighted average cost of capital Footnotes: [a] As shown on Exhibit 10. [b] Based on a corporate income tax rate of 38 percent, according to Cadista management's financial projections provided by Jubilant on October 10, 2014. [c] As shown on Exhibit 12. [d] As shown on Exhibit 13. The terminal year value was developed based on a normalized long-run average increase in net operating working capital. [e] Based on a valuation date of October 31, 2014. [f] Based on mid-period discounting and a present value discount rate of 11 percent. [g] As shown on Exhibit 9 and based on the expected terminal period long-term growth rate as of March 31, 2019. [h] Capital expentiures are projected to be equal to depreciation and amortization expense in perpetuity. [i] On a marketable, controlling ownership interest basis. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 52 EXHIBIT 12 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DISCOUNTED CASH FLOW METHOD HISTORICAL AND PROJECTED CAPEX AND DEPRECIATION AND AMORTIZATION EXPENSE ANALYSIS AS OF OCTOBER 31, 2014 For the Years Ended For the Years Ending As of March 31, [a] As of [a] As of March 31, [b] 2010 2011 2012 2013 2014 9/30/14 2015 2016 2017 2018 2019 $000 $000 $000 $000 $000 $000 $000 $000 $000 $000 $000 2010 2011 2012 2013 2014 2014 2015 2016 2017 2018 2019 Annual Revenue 28,773 42,171 90,987 114,901 107,661 109,786 107,870 124,708 170,938 244,440 321,287 Capacity 13,075 11,295 4,340 Quality/Compliance 2,984 1,070 1,176 New Products 970 1,100 730 -Annual CAPEX 730 1,811 4,190 7,367 3,627 8,352 17,029 13,465 6,246 1,000 1,000 Annual % Change 148% 131% 76% -51% 130% 370% -21% -54% -84% 0% Annual Depreciation and Amortization Expense 1,203 1,338 1,546 2,437 2,161 2,225 2,377 2,607 2,846 3,131 3,444 Annual % Change 11% 16% 58% -11% 3% 10% 10% 9% 10% 21% CAPEX as % of Revenue 2.5% 4.3% 4.6% 6.4% 3.4% 7.6% 15.8% 10.8% 3.7% 0.4% 0.3% CAPEX and Depreciation and Amortization Expense 18,000 16,000 14,000 12,000 10,000 $000s Annual CAPEX 8,000 Annual Depreciation and Amortization 6,000 Expense 4,000 2,000 -2010 2011 2012 2013 2014 2014 2015 2016 2017 2018 2019 Year CAPEX = Capital expenditures Footnotes: [a] Actual amounts as of the date of the most recent available financial statements. [b] Projected amounts by Cadista management financial projections as provided by Jubilant on October 10, 2014. Sources: Exhibits 2 and 4; and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries
Page 53

EXHIBIT 13
CADISTA HOLDINGS INC. AND SUBSIDIARIES
INCOME APPROACH
DISCOUNTED CASH FLOW METHOD
HISTORICAL AND PROJECTED NET OPERATING WORKING CAPITAL ANALYSIS
AS OF OCTOBER 31, 2014

	As of March 31, [a]					As of [a]	As of March 31, [b]				
	2010	2011	2012	2013	2014	9/30/14	2015	2016	2017	2018	2019
	$000	$000	$000	$000	$000	$000	$000	$000	$000	$000	$000
Total Current Assets	13,420	21,153	52,778	67,204	115,861	125,237	65,493	71,389	101,231	135,353	180,360
Less: Cash and Cash Equivalents	(302)	(759)	(2,134)	(5,615)	(11,110)	(15,437)	(18,196)	(11,446)	(20,056)	(16,846)	(32,600)
Less: Due from Related Parties	(192)	(200)	(10,387)	(10,821)	(45,688)	(45,800)	NA	NA	NA	NA	NA
Current Assets, Net of Cash	12,925	20,194	40,257	50,768	59,063	64,000	47,297	59,943	81,175	118,507	147,760
Total Current Liabilities	12,964	13,342	11,731	10,132	10,679	11,703	9,500	13,974	22,016	33,949	46,292
Less: Current Interest-Bearing Debt	(5,020)	(6,845)	-	-	-	-	-	-	-	-	-
Current Liabilities, Net of Debt	7,944	6,497	11,731	10,132	10,679	11,703	9,500	13,974	22,016	33,949	46,292
NOWC	4,981	13,697	28,526	40,636	48,384	52,297	37,796	45,969	59,160	84,559	101,469
Revenue	28,773	42,171	90,987	114,901	107,661	109,786	107,870	124,708	170,938	244,440	321,287
NOWC as % of Revenue	17.3%	32.5%	31.4%	35.4%	44.9%	47.6%	35.0%	36.9%	34.6%	34.6%	31.6%
Increase/(Decrease) in NOWC	NA	8,716	14,829	12,110	7,748	3,913	(14,501)	8,173	13,191	25,399	16,910

NA = Not applicable/available
NOWC = Net operating working capital
Footnotes:
[a] Actual amounts as of the date of the most recent available financial statements.
[b] Projected amounts by Cadista management financial projections as provided by Jubilant on October 10, 2014.
Sources: Exhibits 2, 3, and 10; and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 54 EXHIBIT 14 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DIRECT CAPITALIZATION OF CASH FLOW METHOD WEIGHTED AVERAGE COST OF CAPITAL COST OF EQUITY CAPITAL AS OF OCTOBER 31, 2014 Cost of Equity Capital Cost of Equity Capital Component Build-up Model: Risk-Free Rate of Return [a] 2.77% Long-Term Equity Risk Premium [b] 6.18% Size Equity Risk Premium [c] 3.87% Industry Equity Risk Premium [d] -1.79% Company-Specific Equity Risk Premium [e] 6% Equals: Indicated Cost of Equity [Rounded] 17.0% Modified Capital Asset Pricing Model: Risk-Free Rate of Return [a] 2.77% Long-Term Equity Risk Premium [b] 6.18% Industry Beta [f] 0.75 Beta-adjusted Equity Risk Premium 4.64% Size Equity Risk Premium [c] 3.87% Company-Specific Equity Risk Premium [e] 6% Equals: Indicated Cost of Equity [Rounded] 17.3% Duff & Phelps Model: Risk-Free Rate of Return [a] 2.77% Long-Term Equity Risk Premium [g] 11.00% Company-Specific Equity Risk Premium [e] 6% Equals: Indicated Cost of Equity [Rounded] 19.8% Selected Cost of Equity Capital [Rounded] 18% Footnotes: [a] 20-year Treasury bond yield to maturity rate as of October 24, 2014, the Federal Reserve Statistical Release [b] 2014 Valuation Handbook Guide to Cost of Capital (Duff & Phelps, LLC, 2014); long-horizon expected equity risk premium (supply side): historical equity risk premium. [c] 2014 Valuation Handbook Guide to Cost of Capital (Duff & Phelps, LLC, 2014); size equity risk premium: micro-capitalization (9th and 10th decile): $2.395 million to $632.770 million. [d] 2014 Valuation Handbook Guide to Cost of Capital (Duff & Phelps, LLC, 2014); industry equity risk premium: Standard Industrial Classification (SIC) code 2834: pharmaceutical preparations. [e] Willamette Management Associates estimate is based on Cadista-specific risk factors with regard to the expected performance risk related to a constant-growth rate financial projection as of October 31, 2014. [f] The relevered beta is based on the 2014 Valuation Handbook Industry Cost of Capital (Duff & Phelps, LLC, 2014) SIC code 2834 median levered adjusted beta of 0.9, rounded. [g] As shown on Exhibit 15. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 55

EXHIBIT 15
CADISTA HOLDINGS INC. AND SUBSIDIARIES
INCOME APPROACH
DIRECT CAPITALIZATION OF CASH FLOW METHOD
WEIGHTED AVERAGE COST OF CAPITAL
COST OF EQUITY CAPITAL
DUFF & PHELPS MODEL
LONG-TERM EQUITY RISK PREMIUM ANALYSIS
AS OF OCTOBER 31, 2014

Equity Risk Premium Financial Fundamentals:	Actual ($MM)	Constant [a]	Slope [a]	Log	Equity Risk Premium
Current Year's Book Value of Common Equity	137.028	17.74%	-2.74%	2.137	11.90%
5-Year Average Net Income	27.438	15.41%	-2.84%	1.438	11.30%
Current Year's Total Assets	149.810	19.50%	-2.90%	2.176	13.20%
5-Year Average EBITDA	43.725	16.97%	-2.90%	1.641	12.20%
Current Year's Sales	109.786	17.37%	-2.26%	2.041	12.80%
				Median	12.20%

Relevered Equity Risk Premium Analysis:	
Median Levered Market Risk Premium	12.20%
Market Debt/Equity Ratio [a]	30.50%
Unlevered Equity Risk Premium [b]	9.35%
Debt/Equity Ratio [c]	17.65%
Relevered Long-Term Equity Risk Premium [d]	11.00%

EBITDA = Earnings before interest, taxes, depreciation, and amortization
Footnotes:
[a] *2014 Valuation Handbook - Guide to Cost of Capital* (Duff and Phelps, LLC, 2014).
[b] Unlevered Equity Risk Premium = Actual equity risk premium / (1 + debt/equity ratio).
[c] Derived from the optimal market-based capital structure, as shown on Exhibit 16.
[d] Relevered Equity Risk Premium = Unlevered equity risk premium + (unlevered equity risk premium * debt/equity ratio).
Sources: As cited and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 56 EXHIBIT 16 CADISTA HOLDINGS INC. AND SUBSIDIARIES INCOME APPROACH DIRECT CAPITALIZATION OF CASH FLOW METHOD DIRECT CAPITALIZATION RATE AS OF OCTOBER 31, 2014 Weighted Average Cost of Capital Weighted Average Cost of Capital Component Selected Cost of Equity Capital [a] 18% Cost of Debt Capital: Pretax Cost of Debt [b] 4.7% Income Tax Rate [c] 38% Total After-Tax Cost of Debt 2.9% Optimal Market-Based Capital Structure: Equity in Capital Structure [d] 85% Debt in Capital Structure [d] 15% 100% Discount Rate (Weighted Average Cost of Capital) 16% Less: Expected Long-Term Growth Rate [e] 1% Equals: Direct Capitalization Rate [f] 15% Footnotes; [a] As shown on Exhibit 14. [b] Moody's Baa corporate bond yield to maturity rate as of October 24, 2014. [c] Based on Cadista management's financial projections. Taxes are assumed to include 35 percent corporate taxes and 3 percent state taxes. [d] The optimal market-based capital structure is based on (1) the selected guideline publicly traded companies' blended average and median indications for capital structures and (2) the Cadista actual capital structure as of the valuation date. [e] The current period expected long-term growth rate is a weighted average future period expected growth rate as of October 31, 2014. It considers the discrete projection period growth rates encompassed in the management-prepared financial projections presented in Exhibit 10. And, it is based on comparing industry and economic analyses; historical financial performance growth; FirstResearch and IBISWorld expected pharmaceutical industry growth rates; Federal Reserve economic growth estimates; etc. [f] As of October 31, 2014. Sources: As cited and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries Page 57

EXHIBIT 17
CADISTA HOLDINGS INC. AND SUBSIDIARIES
INCOME APPROACH
DIRECT CAPITALIZATION OF CASH FLOW METHOD
VALUE SUMMARY
AS OF OCTOBER 31, 2014

	Normalized EBITDA $000	Weight	Value Component $000
Normalized EBITDA			
Latest 12 Months Ended September 30, 2014	43,555 [a]	100%	43,555
		100%	43,555
Net Cash Flow Estimation:			
Normalized Current Period EBITDA			43,555
Less: Normalized Depreciation and Amortization Expense [b]			(3,000)
Equals: Normalized Current Period EBIT			40,555
Less: Provision for Income Taxes [c]		38%	(15,411)
Equals: Current Period Net Income to Invested Capital			25,144
Plus: Normalized Depreciation and Amortization Expense [d]			3,000
Less: Normalized Capital Expenditures [d]			(3,000)
Less: Net Operating Working Capital Additions [b]			(5,000)
Equals: Normalized Current Period Net Cash Flow to Invested Capital			20,144

Sensitivity Analysis	Low	Indicated	High
Normalized Current Period Net Cash Flow to Invested Capital	20,144	20,144	20,144
Multiplied by: (1 + Current Period Expected Long-Term Growth Rate) [c]	0%	1%	2%
Equals: Normalized Next Period Expected Net Cash Flow to Invested Capital	20,144	20,346	20,547
Divided by: Direct Capitalization Rate [c]	16%	15%	14%
Equals: Indicated Fair Value of Invested Capital [e]	125,901	135,637	146,764
Equals: Indicated Fair Value of Invested Capital [Rounded] [e]	**$ 125,000**	**$ 135,000**	**$ 145,000**

EBITDA = Earnings before interest, taxes, depreciation, and amortization

EBIT = Earnings before interest and taxes

Footnotes:

[a] As shown on Exhibit 5, and based on most recent available financial statements as of the valuation date.

[b] Willamette Management Associates estimate.

[c] As shown on Exhibit 14, plus or minus 100 basis points.

[d] Normalized depreciation and amortization expense and normalized capital expenditures are assumed to be equal over the long-term.

[e] On a marketable, controlling ownership interest basis.

Sources: Exhibits as cited and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 58

EXHIBIT 18
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE MERGED AND ACQUIRED COMPANY METHOD
VALUE SUMMARY
AS OF OCTOBER 31, 2014

Target Company	Buyer Company	Date	Transaction MVIC $000	Target Company Revenue $000	Target Company EBITDA $000	MVIC/ Revenue Pricing Multiples	EBITDA/ Revenue Margin	Source
DAVA Pharmaceuticals, Inc.	Endo Pharmaceuticals Inc.	8/6/14	600,000	130,435	98,361	4.6	75.4%	[d]
Hi-Tech Pharmacal Co, Inc.	Akorn, Inc.	8/27/13	534,460	232,374	47,720	2.3	20.5%	[d]
Cypress Pharmaceutical, Inc.	Pernix Therapeutics Holdings, Inc.	12/28/12	139,990	47,000	(743)	3.0	-1.6%	[d]
Par Pharmaceutical Company, Inc.	TPG Capital	9/28/12	1,977,970	1,041,037	238,310	1.9	22.9%	[d]
URL Pharma, Inc.	Takeda Pharmaceuticals U.S.A., Inc.	6/4/12	800,000	600,000	NA	1.3	NM	[d]
Ascent Pharmahealth Ltd (Australia)	Watson Pharamaceuticals, Inc.	1/23/12	392,730	157,092	19,539	2.5	12.4%	[d]
Paddock Laboratories, LLC	Perrigo Company Public Limited Company	7/26/11	540,000	200,000	NA	2.7	NM	[d]
King Pharmaceuticals, Inc.	Pfizer, Inc.	1/28/11	3,221,640	1,534,114	350,178	2.1	22.8%	[d]
		High	3,221,640	1,534,114	350,178	4.6		
		3rd Quartile	1,094,493	710,259	203,322	2.8		
		Median	570,000	216,187	73,040	2.4		
		1st Quartile	499,028	150,428	26,584	2.1		
		Low	139,990	47,000	(743)	1.3		
		Mean	1,025,849	492,756	125,561	2.6		
		Har Mean				2.3		
		St Dev				1.0		
		Coeff. Var.				38.0		
Cadista Holdings Inc. and Subsidiaries		9/30/2014		109,786	43,555		39.7%	

Sensitivity Analysis	Low	Indicated	High
Cadista LTM Period Revenue ($000s) [a]	109,786	109,786	109,786
Multiplied by: Selected Revenue Pricing Multiple [b]	1.3	1.7	2.1
Equals: Indicated Fair Value of Invested Capital [c]	142,722	186,636	230,551
Equals: Indicated Fair Value of Invested Capital [Rounded] [c]	**$ 145,000**	**$ 185,000**	**$ 230,000**

NA = Not applicable/available
NM = Not meaningful
MVIC = Market value of invested capital
EBITDA = Earnings before interest, taxes, depreciation, and amortization
EBIT = Earnings before interest and taxes
LTM = Latest 12 months
Footnotes:
[a] As shown on Exhibit 5.
[b] The selected low revenue pricing multiple is the lowest revenue pricing multiple presented in the transaction range. The selected indicated revenue pricing multiple is half way between the low and the first quartile revenue pricing multiple indications. The selected high revenue pricing multiple is the first quartile revenue pricing multiple.
[c] On a marketable, controlling ownership interest basis.
[d] Sourced from the S&P Capital IQ transaction database.
Sources: S&P Capital IQ, FactSet Mergers, Bloomberg, Thompson ONE, and Pratt's Stats databases; and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 59

EXHIBIT 19
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
VALUE SUMMARY
AS OF OCTOBER 31, 2014

EBITDA Value Metric		Selected Guideline Publicly Traded Company Pricing Multiples Low	1st Qrt.	Median	3rd Qrt.	High
MVIC / EBITDA:						
Projected Year 2		8.8	9.6	12.2	15.4	17.7
Projected Year 1		9.7	10.8	11.8	14.7	21.3
Latest 12 Months		9.9	10.2	11.0	13.5	18.8
Range of Values	Cadista EBITDA $000	Implied Cadista Invested Capital ($000) Based on EBITDA Pricing Multiples [a] Low	1st Qrt.	Median	3rd Qrt.	High
Implied Invested Capital:						
Projected Year 2	20,675	91,157	98,839	126,074	158,854	183,171
Projected Year 1	33,334	162,028	180,110	197,474	245,290	354,726
Latest 12 Months	43,555	216,468	221,209	238,801	293,302	408,771

Revenue Value Metric		Selected Guideline Publicly Traded Company Pricing Multiples Low	1st Qrt.	Median	3rd Qrt.	High
MVIC / Revenue:						
Projected Year 2		2.2	2.5	2.8	3.2	3.8
Projected Year 1		2.5	2.8	3.0	3.2	3.6
Latest 12 Months		2.2	2.7	3.1	3.4	3.8
Range of Values	Cadista Revenue $000	Implied Cadista Invested Capital ($000) Based on Revenue Pricing Multiples [b] Low	1st Qrt.	Median	3rd Qrt.	High
Implied Invested Capital:						
Projected Year 2	124,708	272,780	308,264	344,398	395,218	474,759
Projected Year 1	107,870	268,964	303,976	325,261	348,284	388,509
Latest 12 Months	109,786	236,880	297,507	336,963	371,216	416,233

Selected Range of Value Indications Sensitivity Analysis	Indicated Invested Capital [c,d]	Less: Interest-Bearing Debt [e]	Plus: 15 Percent Control Price Premium [f]	Indicated Invested Capital [g]
Low Value: Low of Shaded Value Range [Rounded]	$ 90,000	$ -	$ 13,500	$ **105,000**
Indicated Value: First Quartile of Shaded Value Range [Rounded]	$ 180,000	$ -	$ 27,000	$ **205,000**
High Value: Median of Shaded Value Range [Rounded]	$ 230,000	$ -	$ 34,500	$ **265,000**

EBITDA = Earnings before interest, taxes, depreciation, and amortization

MVIC = Market value of invested capital

Footnotes:

[a] Implied invested capital is calculated as the Cadista EBITDA multiplied by the respective EBITDA pricing multiple multiplied by 50 percent. A decrease of 50 percent in the indicated pricing multiples is driven by Cadista-specific risks, including: higher dependence on key products, lower growth outlook and capacity for growth, smaller size of operations, fewer new product launches than competitors, lower earnings quality, key person risk, and other company-specific factors that affect the ability of Cadista to increase EBITDA. Additionally, the Cadista EBITDA is projected to decline in the outlook period.

[b] Implied invested capital is calculated as the Cadista revenue multiplied by the respective revenue pricing multiple.

[c] On a marketable, noncontrolling ownership interest basis.

[d] Based on the shaded data points, the following statistics can be derived: (1) the low is $91,157; (2) the first quartile is $175,638; (3) the median is $226,674; (4) the third quartile is $260,943; and (5) the high is $272,780. The selected statistics were rounded to the nearest $10 million.

[e] As shown on Exhibit 5.

[f] Based on the alternative control price premium analyses summarized on Exhibit 23a and 23b. The 15 percent control price premium conclusion is primarily based on the analysis presented in Exhibit 23a.

[g] On a marketable, controlling ownership interest basis.

Sources: Exhibits 5, 10, 21a-f, and 23a; and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 60

EXHIBIT 20a
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
COMPARISON OF OPERATING PERFORMANCE

Size ($000s) (LTM Revenue)	
Teva Pharmaceutical Industries Limited	20,535,000
Wockhardt Ltd.	810,628
Impax Laboratories Inc.	540,221
Mayne Pharma Group Limited	135,101
Cadista Holdings Inc. and Subsidiaries	**109,786**

Size ($000s) (LTM Total Assets)	
Teva Pharmaceutical Industries Limited	46,734,000
Wockhardt Ltd.	1,105,144
Impax Laboratories Inc.	1,058,561
Mayne Pharma Group Limited	250,691
Cadista Holdings Inc. and Subsidiaries	**149,810**

LTM Profitability (%) (EBIT to Revenue)	
Cadista Holdings Inc. and Subsidiaries	**37.6%**
Mayne Pharma Group Limited	21.0%
Teva Pharmaceutical Industries Limited	20.3%
Wockhardt Ltd.	19.0%
Impax Laboratories Inc.	15.0%

LTM Profitability (%) (EBITDA to Revenue)	
Cadista Holdings Inc. and Subsidiaries	**39.7%**
Teva Pharmaceutical Industries Limited	28.3%
Mayne Pharma Group Limited	27.7%
Wockhardt Ltd.	21.7%
Impax Laboratories Inc.	20.2%

Liquidity (Current Ratio)	
Cadista Holdings Inc. and Subsidiaries	**10.7**
Impax Laboratories Inc.	4.6
Mayne Pharma Group Limited	2.2
Wockhardt Ltd.	1.9
Teva Pharmaceutical Industries Limited	1.1

Leverage (%) (Equity to Total Capital)	
Impax Laboratories Inc.	100%
Cadista Holdings Inc. and Subsidiaries	**100%**
Mayne Pharma Group Limited	77%
Teva Pharmaceutical Industries Limited	68%
Wockhardt Ltd.	66%

Activity (Working Capital Turnover)	
Teva Pharmaceutical Industries Limited	11.9
Mayne Pharma Group Limited	4.0
Wockhardt Ltd.	3.0
Impax Laboratories Inc.	1.0
Cadista Holdings Inc. and Subsidiaries	**1.0**

Activity (Days in Inventory - FIFO)	
Teva Pharmaceutical Industries Limited	189.2
Wockhardt Ltd.	170.9
Cadista Holdings Inc. and Subsidiaries	**149.1**
Impax Laboratories Inc.	103.1
Mayne Pharma Group Limited	92.2

Growth (%) (Historical 3-Year Revenue Growth)	
Mayne Pharma Group Limited	59.0%
Teva Pharmaceutical Industries Limited	0.4%
Cadista Holdings Inc. and Subsidiaries	**-1.8%**
Wockhardt Ltd.	-2.6%
Impax Laboratories Inc.	-2.9%

Growth (%) (Projected 2-Year EBITDA Growth)	
Mayne Pharma Group Limited	32.7%
Impax Laboratories Inc.	5.9%
Teva Pharmaceutical Industries Limited	4.3%
Wockhardt Ltd.	-31.8%
Cadista Holdings Inc. and Subsidiaries	**-52.5%**

LTM = Latest 12 months
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
FIFO = First-in, first-out
Sources: Exhibits 2, 3, 5, and 21 a-f; and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 61

EXHIBIT 20b
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
COMMON SIZE FINANCIAL STATEMENTS

Latest 12 Months Ended:	Impax Laboratories Inc. 6/30/14 %	Teva Pharmaceutical Industries 6/30/14 %	Wockhardt Ltd. 3/31/14 %	Mayne Pharma Group Limited 6/30/14 %	Median %	[a] Cadista 9/30/14 %
SIZE						
Assets ($Mill)	$ 1,059	$ 46,734	$ 1,105	$ 251	*$ 1,082*	$ 150
Revenue ($Mill)	$ 540	$ 20,535	$ 811	$ 135	*$ 675*	$ 110
MVIC ($Mill)	$ 2,048	$ 59,427	$ 1,749	$ 438	*$ 1,899*	NA
INCOME STATEMENTS						
Net Sales	100.0	100.0	100.0	100.0	*100.0*	100.0
Cost of Goods Sold	50.8	46.9	43.7	47.6	*47.3*	55.0
Gross Margin	49.2	53.1	56.3	52.4	*52.7*	45.0
General and Administrative Expenses	35.6	29.7	34.7	22.5	*32.2*	7.5
Depreciation Expense	5.2	8.0	2.7	6.8	*6.0*	2.0
Operating Profit	8.5	15.4	18.9	23.1	*17.1*	35.4
Interest Expense	0.0	0.7	1.7	3.0	*1.2*	-
Other Income/(Expenses), Net	6.5	5.0	0.1	(2.1)	*2.5*	2.3
Pretax Income	15.0	19.6	17.3	17.9	*17.6*	37.7
Income Taxes	(5.7)	(7.4)	(6.6)	(6.8)	*(6.7)*	(13.4)
NET INCOME	9.3	12.2	10.7	11.1	*10.9*	24.3
BALANCE SHEET						
ASSETS						
Cash and Cash Equivalents	39.0	2.0	25.7	5.7	*15.7*	10.3
Accounts Receivable	15.5	11.5	7.3	11.0	*11.3*	19.1
Inventory	8.0	10.6	15.0	6.5	*9.3*	15.9
Other Current Assets	5.5	4.9	2.8	1.6	*3.8*	7.8
Total Current Assets	68.0	29.0	50.7	24.8	*39.8*	83.6
Fixed Assets (at Cost)	28.6	-	45.5	25.1	*26.9*	NA
Accumulated Depreciation	(10.3)	-	(14.5)	(5.0)	*(7.7)*	NA
Net Fixed Assets	18.3	14.4	30.9	20.1	*19.2*	15.8
Intangible Assets	4.8	53.5	14.4	40.5	*27.5*	0.5
Other Assets	8.9	3.1	4.0	14.6	*6.5*	0.0
TOTAL ASSETS	100.0	100.0	100.0	100.0	*100.0*	100.0
LIABILITIES AND EQUITY						
Accounts Payable	3.5	6.5	8.4	2.7	*5.0*	2.9
Accrued Expenses	6.6	7.8	1.5	2.5	*4.5*	2.9
Current Portion LTD	-	-	9.0	0.9	*0.4*	-
Other Interest Bearing Debt	-	4.4	3.2	-	*1.6*	-
Other Current Liabilities	4.7	6.8	4.3	5.4	*5.0*	4.9
Total Current Liabilities	14.8	25.4	26.3	11.4	*20.1*	7.8
Long-Term Debt	-	19.5	16.6	17.2	*16.9*	-
Deferred Income Tax	-	2.5	0.1	8.2	*1.3*	-
Other Liabilities	3.2	2.1	0.8	3.3	*2.7*	0.7
Total Liabilities	17.9	49.5	43.9	40.1	*42.0*	8.5
Stockholders' Equity	82.1	50.5	56.1	59.9	*58.0*	91.5
TOTAL LIABILITIES AND EQUITY	100.0	100.0	100.0	100.0	*100.0*	100.0

MVIC = Market value of invested capital
LTD = Long-term debt
NA = Not applicable
Footnote:
[a] The date of the most recent available financial statements.
Sources: Exhibits 2 and 3; S&P Capital IQ; and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 62

EXHIBIT 20c
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
FINANCIAL AND OPERATING RATIOS

Latest 12 Months Ended:	Impax Laboratories Inc. 6/30/14	Teva Pharmaceutical Industries 6/30/14	Wockhardt Ltd. 3/31/14	Mayne Pharma Group Limited 6/30/14	Median	[a] Cadista 9/30/14
LIQUIDITY RATIOS						
Current Ratio	4.6	1.1	1.9	2.2	*2.0*	10.7
Quick Ratio	3.7	0.5	1.3	1.5	*1.4*	3.8
Working Capital ($Millions)	563.2	1,692.0	269.1	33.5	*416.2*	113.5
ACTIVITY RATIOS						
Sales/Average Receivables	3.9	3.8	10.1	4.9	*4.4*	4.2
Days in Receivables	94	95	36	74	*84.0*	86
Cost of Sales/Inventory (FIFO)	3.5	1.9	2.1	4.0	*2.8*	2.4
Days in Inventory	103	189	171	92	*137.0*	149
Working Capital Turnover	1.0	11.9	3.0	4.0	*3.5*	1.0
Fixed Asset Turnover	2.8	3.3	2.4	2.7	*2.8*	NA
Asset Turnover	0.5	0.4	0.7	0.5	*0.5*	NA
COVERAGE/LEVERAGE RATIOS						
Interest Expense Coverage [b]:						
EBIT	890.3	27.7	11.1	6.9	*19.4*	NA
EBITDA	1,199.1	38.5	12.7	9.1	*25.6*	NA
Fixed Assets/Equity (%)	22.3	28.4	55.1	33.5	*31.0*	NA
Equity/Total Capital (%)	100.0	67.9	66.1	76.8	*72.3*	100.0
PROFITABILITY RATIOS (%) [b]						
Pretax Income/Average Equity	9.6	17.4	22.6	16.1	*16.8*	31.4
Pretax Income/Average Assets	7.9	8.5	12.7	9.7	*9.1*	NA
Pretax Income/Sales	15.0	19.6	17.3	17.9	*17.6*	37.7
Net Income/Average Equity	6.0	10.8	14.0	10.0	*10.4*	20.3
Net Income/Average Assets	4.9	5.3	7.9	6.0	*5.6*	NA
Net Income/Sales	9.3	12.2	10.7	11.1	*10.9*	24.3
Cash Flow/Average Equity	9.3	17.9	17.6	16.1	*16.8*	21.9
Cash Flow/Average Assets	7.6	8.8	9.9	9.6	*9.2*	NA
Cash Flow/Sales	14.5	20.1	13.4	17.9	*16.2*	26.3
EBIT/Avg Invested Capital	9.7	12.0	16.4	14.5	*13.2*	31.4
EBITDA/Avg Invested Capital	13.0	16.7	18.7	19.2	*17.7*	33.1

Cash Flow = Net income plus depreciation and amortization expense
EBIT = Earnings before interest and taxes
EBITDA = Earnings before interest, taxes, depreciation, and amortization
NA = Not available
Total Capital = Equity plus interest-bearing debt
FIFO = First-in, first-out
Footnotes:
[a] The date of the most recent available financial statements.
[b] Coverage and profitability ratios are based on pretax and after-tax income normalized for nonrecurring items.
Sources: Exhibits 2, 3, and 5; S&P Capital IQ; and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 63 EXHIBIT 21a CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD INVESTED CAPITAL PRICING MULTIPLES MARKET VALUE OF INVESTED CAPITAL AS OF OCTOBER 31, 2014 Bid/Close Price Per As of Latest Quarter Common Common MV MV or for Tangible Cash and Share Shares Common Preferred Minority Selected Guideline Ticker Stock Period Book Value BV IBD TBVIC MV IBD [a] Equivalents 10/31/14 Outstg. [b] Equity Equity Interest MVIC Company Name Symbol Exchange FYE Ending $000 $000 $000 $000 $000 $ 000s $000 $000 $000 $000 Impax Laboratories Inc. IPXL NasdaqGS 12/13 6/14 818,397 818,397 413,027 28.97 70,699 2,048,146 2,048,146 Teva Pharmaceutical Industries Limited TEVA NYSE 12/13 6/14 (1,421,000) 11,170,000 9,749,000 11,170,000 949,000 56.47 853,700 48,208,439 49,000 59,427,439 Wockhardt Ltd. 532300 BSE 3/14 3/14 461,031 318,104 779,136 318,104 283,675 12.35 110,000 1,358,395 49,825 22,725 1,749,050 Mayne Pharma Group Limited MYX ASX 6/14 6/14 48,660 45,296 93,957 45,296 14,340 0.67 587,948 393,049 438,346 Cadista Holdings Inc. and Subsidiaries NA NA 3/14 9/14 136,212 136,212 15,437 NA 117,797 NA NA NA NA Definitions, sources, and footnotes are found on Exhibit 21f.

Cadista Holdings Inc. and Subsidiaries Page 64 EXHIBIT 21b CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD INVESTED CAPITAL PRICING MULTIPLES EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AS OF OCTOBER 31, 2014 3-Yr Avg. 3-Yr Annual MVIC/EBITDA Pricing EBITDA Growth Rate EBITDA Avg. [c] Compound Multiples Selected Guideline Proj Yr2 Proj Yr1 LTM Proj. Yr2 Proj. Yr1 LTM 2013/12 2012/11 2011/10 EBITDA Growth [d] MVIC Proj. Proj. Company Name % % % $000 $000 $000 $000 $000 $000 $000% $000 Year 2 Year 1 LTM Impax Laboratories Inc. (29.3) 8 49. 63.7 115,590 163,480 109,116 66,637 173,519 123,756 116,424 (17.0) 2,048,146 17.7 5 12. 8 18. Teva Pharmaceutical Industries Limited (0.9) 2 5. 3.9 6,058,530 6,113,000 5,809,000 5,590,000 5,905,000 5,398,000 5,768,000 (0.7) 59,427,439 9.8 7 9. 2 10. Wockhardt Ltd. 45.9 (53.3) (54.0) 119,940 82,180 175,961 175,961 382,794 267,528 275,428 (18.9) 1,749,050 14.6 3 21. 9 Mayne Pharma Group Limited 26.6 4.8 4 122. 49,710 39,250 37,463 37,463 16,847 11,823 22,044 78.0 438,346 8.8 2 11. 7 11. HIGH 45.9 49.8 122.4 78.0 17.7 3 21. 8 18. LOW (29.3) 3) (53. (54.0) (18.9) 8.8 7 9. 9 FIRST QUARTILE (8.0) (9.7) (10.6) (17.4) 9.6 8 10. 2 10. THIRD QUARTILE 31.5 4 16. 4 78. 19.0 15.4 7 14. 5 13. MEAN 10.6 6 1. 0 34. 10.4 12.7 7 13. 7 12. MEDIAN 12.9 0 5. 8 33. (8.8) 12.2 8 11. 0 11. STD. DEV. 32.8 3 42. 0 76. 45.8 4.2 2 5. 1 4. COEFF. VAR. (%) 309.5 3 2,590. 223.7 441.8 32.7 0 38. 7 32. Cadista Holdings Inc. and Subsidiaries (38.0) 5) (23. (14.2) 20,675 33,334 43,555 50,755 66,285 49,602 53,532 (15.5) NA NA NA NA Definitions, sources, and footnotes are found on Exhibit 21f.

Cadista Holdings Inc. and Subsidiaries Page 65 EXHIBIT 21c CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD INVESTED CAPITAL PRICING MULTIPLES REVENUE AS OF OCTOBER 31, 2014 3-Yr Avg. 3-Yr Annual MVIC/Revenue Pricing Revenue Growth Rate Revenue Avg. [c] Compound Multiples Selected Guideline Proj Yr2 Proj Yr1 LTM Proj. Yr2 Proj. Yr1 LTM 2013/12 2012/11 2011/10 Revenue Growth [d] MVIC Proj. Proj. Company Name % % % $000 $000 $000 $000 $000 $000 $000% $000 Year 2 Year 1 LTM Impax Laboratories Inc. (5.4) 3 5. 5.6 538,000 568,670 540,221 511,502 581,692 512,919 544,472 (2.9) 2,048,146 3.8 6 3. 8 3. Teva Pharmaceutical Industries Limited (1.0) (1.1) 1.1 20,100,300 20,308,900 20,535,000 20,314,000 20,317,000 18,312,000 20,388,667 0.4 59,427,439 3.0 9 2. 9 2. Wockhardt Ltd. 14.0 (13.5) (21.8) 799,620 701,470 810,628 810,628 1,036,222 854,715 900,522 (2.6) 1,749,050 2.2 5 2. 2 Mayne Pharma Group Limited 20.9 5 4. 76.9 170,780 141,200 135,101 135,101 76,378 53,442 88,307 59.0 438,346 2.6 1 3. 2 3. HIGH 20.9 3 5. 9 76. 59.0 3.8 6 3. 8 3. LOW (5.4) (13.5) (21.8) (2.9) 2.2 5 2. 2 FIRST QUARTILE (2.1) 2) (4. (4.6) (2.7) 2.5 8 2. 7 2. THIRD QUARTILE 15.7 7 4. 4 23. 15.1 3.2 2 3. 4 3. MEAN 7.1 (1.2) 5 15. 13.5 2.9 0 3. 0 3. MEDIAN 6.5 7 1. 4 3. (1.1) 2.8 0 3. 1 3. STD. DEV. 12.4 7 8. 7 42. 30.4 0.7 5 0. 7 0. COEFF. VAR. (%) 173.9 NM 276.1 225.5 24.1 1 15. 6 22. Cadista Holdings Inc. and Subsidiaries 15.6 (1.7) 2.0 124,708 107,870 109,786 107,661 114,901 90,987 110,783 (1.8) NA NA NA NA Definitions, sources, and footnotes are found on Exhibit 21f.

Cadista Holdings Inc. and Subsidiaries Page 66 EXHIBIT 21d CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD INVESTED CAPITAL PRICING MULTIPLES REVENUE PERFORMANCE RATIOS AS OF OCTOBER 31, 2014 EBIT Return EBITDA Return on Revenue on Revenue Selected Guideline Proj. Yr2 Proj. Yr1 LTM 3-Yr Proj. Yr2 Proj. Yr1 LTM 3-Yr Company Name % % % % % % % % Impax Laboratories Inc. 12.7 21.8 15.0 12.7 21.5 28.7 20.2 21.4 Teva Pharmaceutical Industries Limited 27.5 27.7 20.3 20.1 30.1 30.1 28.3 28.3 Wockhardt Ltd. 10.5 7.9 19.0 28.1 15.0 11.7 21.7 30.6 Mayne Pharma Group Limited 23.8 21.8 21.0 16.9 29.1 27.8 27.7 25.0 HIGH 27.5 27.7 21.0 28.1 30.1 30.1 28.3 30.6 LOW 10.5 7.9 15.0 12.7 15.0 11.7 20.2 21.4 FIRST QUARTILE 12.1 18.3 18.0 15.8 19.9 23.8 21.3 24.1 THIRD QUARTILE 24.7 23.3 20.5 22.1 29.4 29.1 27.9 28.9 MEAN 18.6 19.8 18.8 19.4 23.9 24.6 24.5 26.3 MEDIAN 18.2 21.8 19.7 18.5 25.3 28.3 24.7 26.6 STD. DEV. 8.3 8.4 2.7 6.5 7.1 8.6 4.1 4.0 COEFF. VAR. (%) 44.5 42.6 14.3 33.5 29.7 35.1 16.9 15.3 Cadista Holdings Inc. and Subsidiaries 14.5 28.7 37.6 46.3 16.6 30.9 39.7 48.3 Definitions, sources, and footnotes are found on Exhibit 21f.

Cadista Holdings Inc. and Subsidiaries

Page 67

EXHIBIT 21e
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD - INVESTED CAPITAL PRICING MULTIPLES
INVESTED CAPITAL PRICING MULTIPLES
BOOK VALUE OF INVESTED CAPITAL PERFORMANCE RATIOS
AS OF OCTOBER 31, 2014

Selected Guideline Company Name	MVIC $000	Projected EBITDA Growth - Next Two Years [c] %	MVIC/ Lat. Qtr. TBVIC Ratio	IBD/ TBVIC %	MV of IBD/ MVIC %	EBIT Return On TBVIC LTM %	EBIT Return On TBVIC 3-Yr %	EBITDA Return On TBVIC LTM %	EBITDA Return On TBVIC 3-Yr %
Impax Laboratories Inc.	2,048,146	5.9	2.50	-	-	9.9	8.4	13.3	14.2
Teva Pharmaceutical Industries Limited	59,427,439	4.3	6.10	114.6	18.8	42.8	42.1	59.6	59.2
Wockhardt Ltd.	1,749,050	(31.8)	2.24	40.8	18.2	19.7	32.5	22.6	35.4
Mayne Pharma Group Limited	438,346	32.7	4.67	48.2	10.3	30.2	15.8	39.9	23.5
HIGH		32.7	6.1	114.6	18.8	42.8	42.1	59.6	59.2
LOW		(31.8)	2.2	-	-	9.9	8.4	13.3	14.2
FIRST QUARTILE		(4.7)	2.4	30.6	7.8	17.3	14.0	20.3	21.2
THIRD QUARTILE		12.6	5.0	64.8	18.3	33.3	34.9	44.8	41.3
MEAN		2.8	3.9	50.9	11.8	25.7	24.7	33.8	33.1
MEDIAN		5.1	3.6	44.5	14.3	25.0	24.2	31.2	29.4
STD. DEV.		26.5	1.8	47.4	8.8	14.1	15.3	20.4	19.4
COEFF. VAR. (%)		956.2	47.3	93.2	74.2	55.0	62.1	60.2	58.8
Cadista Holdings Inc. and Subsidiaries	NA	(52.5)	NA	-	NA	30.3	37.6	32.0	39.3

Definitions, sources, and footnotes are found on Exhibit 21f.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 68 EXHIBIT 21f CADISTA HOLDINGS INC. AND SUBSIDIARIES MARKET APPROACH GUIDELINE PUBLICLY TRADED COMPANY METHOD INVESTED CAPITAL PRICING MULTIPLES INVESTED CAPITAL PRICING MULTIPLES DEFINITIONS, FOOTNOTES, AND SOURCES TO EXHIBITS AS OF OCTOBER 31, 2014 BV = Book value CF = Cash flow DF = Deficit FYE = Fiscal year-end IBD = Interest-bearing debt IC = Invested capital LTD = Long-term debt LTM = Latest 12 months EBIT = Earnings before interest and taxes EBITDA = Earnings before interest, taxes, depreciation, and amortization MV = Market value MVE = MV of preferred + MV of common equity MVIC = LTD + ST interest-bearing debt + MV of preferred + MV of common equity + minority interest NA = Not available/applicable NM = Not meaningful ST = Short-term T = Tangible TBVIC = Stockholders' equity goodwill + LTD + ST interest-bearing debt Footnotes: [a] Book value if not publicly traded. [b] Per most recently available data prior to the valuation date. [c] If the LTM is at least six months beyond the latest fiscal year-end, then the average includes the LTM period. Otherwise, the average does not include the LTM period. [d] From earliest year on the table to the latest 12 months. [e] Data provided by Reuters. Note: Financial information for publicly traded companies and Cadista Holdings Inc. and Subsidiaries have been normalized for nonrecurring items. Sources: S&P Capital IQ, Reuters, Exhibit 5, and Willamette Management Associates calculations.

Cadista Holdings Inc. and Subsidiaries

Page 69

EXHIBIT 22a
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
INVESTED CAPITAL PRICING MULTIPLES
DESCRIPTION OF THE GUIDELINE PUBLICLY TRADED COMPANIES
IMPAX LABORATORIES INC.
AS OF OCTOBER 31, 2014

Business Description

Impax Laboratories, Inc., a specialty pharmaceutical company, develops, manufactures, and markets bioequivalent pharmaceutical products; and develops and markets branded products. The company operates through two segments, Global Pharmaceuticals Division and Impax Pharmaceutical Division. The Global Pharmaceuticals Division develops, manufactures, sells, and distributes generic pharmaceutical products through its global products sales channel for sales of generic prescription products directly to wholesalers, retail drug chains, and others; private label product sales channel for generic over-the-counter (OTC) and prescription products to unrelated third-party customers; Rx partner sales channel for generic prescription products through unrelated third-party pharmaceutical entities; and OTC partner sales channel for OTC products through unrelated third-party pharmaceutical entities, as well as offers research and development services. The Impax Pharmaceutical Division develops proprietary brand pharmaceutical products for the treatment of central nervous system disorders, including migraine, multiple sclerosis, Parkinson's disease, and postherpetic neuralgia, as well as promotes third-party branded pharmaceutical products through its specialty sales force. The company markets and sells its products to drug wholesalers, warehousing chain drug stores, mass merchandisers, and mail-order pharmacies in the continental United States and the Commonwealth of Puerto Rico. Impax Laboratories, Inc. has a strategic alliance agreement with Teva Pharmaceuticals Curacao N.V to develop and manufacture controlled release generic pharmaceutical products. The company was founded in 1993 and is headquartered in Hayward, California.

Financial Information

	LTM $000	2013 $000	2012 $000	2011 $000
Cash & Equivalents	413,027	413,133	298,918	346,414
Total Assets	1,058,561	996,923	863,970	793,859
Long-Term Debt	-	-	-	-
Stockholders' Equity	868,741	810,203	691,103	602,941
Revenue	540,221	511,502	581,692	512,919
Gross Profit	265,967	212,456	282,554	258,295
EBITDA	109,116	66,637	173,519	123,756
Net Income	50,174	18,750	58,889	66,909
EBITDA Margin	20.2%	13.0%	29.8%	24.1%
Net Profit Margin	9.3%	3.7%	10.1%	13.0%

Stock Performance


Volume (000)
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
Price ($)
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14
Apr-14
May-14
Jun-14
Jul-14
Aug-14
Sep-14
Oct-14

Valuation Data

MVE $000	2,048,146
MVIC $000	2,048,146
Projected EBITDA Growth Rate [a]	5.93%
MVIC / LTM Net Income	40.82
MVIC / LTM Sales	3.79
MVIC / LTM EBITDA	18.77
MVIC / Projected Net Income	25.19
MVIC / Projected Sales	3.60
MVIC / Projected EBITDA	12.53

EBITDA = Earnings before interest, taxes, depreciation, and amortization
LTM = Latest 12 months
MVE = Market value of equity
MVIC = Market value of invested capital
Footnote:
[a] From Reuters. Represents the mean, forecasted, annual EBITDA growth over the next two years.
Sources: S&P Capital IQ, Reuters, and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 70

EXHIBIT 22b
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
INVESTED CAPITAL PRICING MULTIPLES
DESCRIPTION OF THE GUIDELINE PUBLICLY TRADED COMPANIES
TEVA PHARMACEUTICAL INDUSTRIES LIMITED
AS OF OCTOBER 31, 2014

Business Description

Teva Pharmaceutical Industries Limited, together with its subsidiaries, develops, manufactures, sells, and distributes pharmaceutical products worldwide. The company offers generic pharmaceutical products; and basic chemicals, as well as specialized product families. Its products include Copaxone for multiple sclerosis; Azilect for the treatment of Parkinson's disease; Provigil and Nuvigil to treat excessive sleepiness associated with narcolepsy, obstructive sleep apnea, and shift work disorders; Fentora and Actiq to treat pain in opioid-tolerant adult patients with cancer; and Amrix for muscle spasm in acute, painful, and musculoskeletal conditions. The company also offers Treanda to treat chronic lymphocytic leukemia and indolent B-cell non-Hodgkin's lymphoma; Tevagrastim that stimulate the production of white blood cells; Lonquex, which reduces the duration of neutropenia and incidence of febrile neutropenia in adult patients; Eporatio that stimulates the production of red blood cells; and Synribo for chronic myeloid leukemia. In addition, it provides ProAir for the treatment of bronchospasm; QVAR for the treatment of asthma; Qnasl Nasal Aerosol for nasal allergy symptoms in adults; Plan B One-Step and Quartette, which prevents pregnancy; Seasonique and LoSeasonique that are extended-cycle oral contraceptives; Zoely, a regimen combination contraceptive oral pill; and ParaGard, a non-hormonal intrauterine contraceptive. Further, the company offers Enjuvia for vasomotor symptoms associated with menopause; hormone therapy treatments for menopause/perimenopause; therapies for infertility and urinary incontinence; and manufactures active pharmaceutical ingredients. It also distributes third party products. Teva Pharmaceutical Industries Limited was founded in 1901 and is headquartered in Petach Tikva, Israel.

Financial Information

	LTM $000	2013 $000	2012 $000	2011 $000
Cash & Equivalents	949,000	1,040,000	2,883,000	1,096,000
Total Assets	46,734,000	47,508,000	50,609,000	50,142,000
Long-Term Debt	9,122,000	10,387,000	11,712,000	10,236,000
Stockholders' Equity	23,589,000	22,636,000	22,867,000	22,343,000
Revenue	20,535,000	20,314,000	20,317,000	18,312,000
Gross Profit	10,898,000	10,716,000	10,715,000	9,867,000
EBITDA	5,809,000	5,590,000	5,905,000	5,398,000
Net Income	2,495,500	2,253,080	2,382,040	2,538,900
EBITDA Margin	28.3%	27.5%	29.1%	29.5%
Net Profit Margin	12.2%	11.1%	11.7%	13.9%

Stock Performance



18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Volume (000)
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Price ($)
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14
Apr-14
May-14
Jun-14
Jul-14
Aug-14
Sep-14
Oct-14

Valuation Data

MVE $000	48,208,439
MVIC $000	59,427,439
Projected EBITDA Growth Rate [a]	4.30%
MVIC / LTM Net Income	23.81
MVIC / LTM Sales	2.89
MVIC / LTM EBITDA	10.23
MVIC / Projected Net Income	13.94
MVIC / Projected Sales	2.93
MVIC / Projected EBITDA	9.72

EBITDA = Earnings before interest, taxes, depreciation, and amortization
LTM = Latest 12 months
MVE = Market value of equity
MVIC = Market value of invested capital
Footnote:
[a] From Reuters. Represents the mean, forecasted, annual EBITDA growth over the next two years.
Sources: S&P Capital IQ, Reuters, and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries
Page 71

EXHIBIT 22c
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
INVESTED CAPITAL PRICING MULTIPLES
DESCRIPTION OF THE GUIDELINE PUBLICLY TRADED COMPANIES
WOCKHARDT LTD.
AS OF OCTOBER 31, 2014

Business Description

Wockhardt Limited, a pharmaceutical and biotechnology company, together with its subsidiaries, manufactures and markets pharmaceutical and bio-pharmaceutical formulations, active pharmaceutical ingredients (APIs), and vaccines. It provides pharmaceutical products in various dosage forms, such as sterile injectables and lyophilised products in the therapeutic areas of anti-infectives, cardiology, dermatology, diabetology, neurology, pain management, respiratory, and other areas. The company offers generic products that comprise injectables, including cephalosporins and non-cephalosporins; and value-added generics. Its biopharmaceutical products include Glargine that is recombinant long-acting insulin; Wosulin, which is r-DNA insulin; Wepox, a recombinant erythropoietin is used in the treatment of anaemia caused by cancer and chronic renal failure; and Biovac-B, a hepatitis B vaccine. The company also provides contract manufacturing and packaging services for sterile injectables, lyophilisation, solid dose, liquids/ointments/creams, sachets and powders, and specialized products; API manufacturing services; and contract research services. Its research activities comprise pharmaceutical formulations, biopharmaceutical bulk and formulations, novel drug delivery systems, new drug discovery programs, and process engineering for APIs. The company develops various molecules primarily in the area of anti-infectives, which include WCK 771 that is in Phase II human clinical trials for the treatment of staphylococcal infections; and WCK 2349, WCK 4873, and WCK 4086 lead molecules, which are under pre-clinical trials. Wockhardt Limited offers its products in India, the United States, Europe, and other countries. The company was incorporated in 1999 and is headquartered in Mumbai, India. Wockhardt Limited is a subsidiary of Khorakiwala Holdings and Investments Private Limited.

Financial Information

	LTM $000	2014 $000	2013 $000	2012 $000
Cash & Equivalents	283,675	283,675	201,871	137,523
Total Assets	1,105,144	1,105,144	1,109,248	1,228,652
Long-Term Debt	183,962	183,962	271,692	531,707
Stockholders' Equity	620,434	620,434	498,053	289,002
Revenue	810,628	810,628	1,036,222	854,715
Gross Profit	456,631	456,631	666,408	504,306
EBITDA	175,961	175,961	382,794	267,528
Net Income	86,823	86,823	202,341	120,824
EBITDA Margin	21.7%	21.7%	36.9%	31.3%
Net Profit Margin	10.7%	10.7%	19.5%	14.1%

Stock Performance


4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Volume (000)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
Price ($)
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14
Apr-14
May-14
Jun-14
Jul-14
Aug-14
Sep-14
Oct-14

Valuation Data

MVE $000	1,408,220
MVIC $000	1,749,050
Projected EBITDA Growth Rate [a]	-31.84%
MVIC / LTM Net Income	20.15
MVIC / LTM Sales	2.16
MVIC / LTM EBITDA	9.94
MVIC / Projected Net Income	NA
MVIC / Projected Sales	NA
MVIC / Projected EBITDA	NA

EBITDA = Earnings before interest, taxes, depreciation, and amortization
LTM = Latest 12 months
MVE = Market value of equity
MVIC = Market value of invested capital
NA = Not applicable
Footnote:
[a] From Reuters. Represents the mean, forecasted, annual EBITDA growth over the next two years.
Sources: S&P Capital IQ, Reuters, and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries

Page 72

EXHIBIT 22d
CADISTA HOLDINGS INC. AND SUBSIDIARIES
MARKET APPROACH
GUIDELINE PUBLICLY TRADED COMPANY METHOD
INVESTED CAPITAL PRICING MULTIPLES
DESCRIPTION OF THE GUIDELINE PUBLICLY TRADED COMPANIES
MAYNE PHARMA GROUP LIMITED
AS OF OCTOBER 31, 2014

Business Description

Mayne Pharma Group Limited, a specialty pharmaceutical company, develops, manufactures, and distributes branded and generic products. The company's products include Doryx capsules and tablets for the treatment of severe acne and as an anti-malarial; Eryc capsules for the treatment of various bacterial infections; ESGIC and ZEBUTAL capsules for the treatment of tension headaches; Kapanol and Kadian capsules for the management of moderate to severe chronic pain; LORCET tablets; LOZANOC antifungal agent; and Urocarb tablets. Its OTC/pharmacy products comprise Astrix tablets for cardiovascular and cerebrovascular diseases; Licener, a treatment for children suffering from head lice; Magnoplasm paste that exerts osmotic action on living cells; and Percutane pain relief and sports cream. The company also offers Doxycycline capsules to treat certain types of infections; Erythromycin capsules for bacterial infections; and contract development and manufacturing services. In addition, the company provides Amiodarone HCl tablets for life-threatening recurrent ventricular arrhythmias; Bromfenac anti-inflammatory drug for the treatment of postoperative inflammation and reduction of ocular pain; Butalbital/APAP/caffeine capsules; Hydrocodone/APAP tablets for the relief of moderate to severe pain; Methamphetamine tablets for attention deficit disorder; Liothyronine sodium tablets for the treatment of hypothyroidism and come; Nystatin topical powder for the treatment of fungal infections; Oxycodone capsules for the management of moderate to severe acute and chronic pain; and Oxycodone/APAP tablets for the relief of moderate to moderately severe pain. Mayne Pharma Group sells its products directly or through distribution partners primarily in the United States, Australia, and Korea. The company was formerly known as Halcygen Pharmaceuticals Limited and changed its name to Mayne Pharma Group Limited in November 2010. Mayne Pharma Group Limited is based in Melbourne, Australia.

Financial Information

	LTM $000	2014 $000	2013 $000	2012 $000
Cash & Equivalents	14,340	14,340	17,337	11,870
Total Assets	250,691	250,691	213,660	51,387
Long-Term Debt	43,057	43,057	35,911	-
Stockholders' Equity	150,209	150,209	110,669	31,322
Revenue	135,101	135,101	76,378	53,442
Gross Profit	70,779	70,779	35,694	23,408
EBITDA	37,463	37,463	16,847	11,823
Net Income	15,028	15,028	5,034	3,765
EBITDA Margin	27.7%	27.7%	22.1%	22.1%
Net Profit Margin	11.1%	11.1%	6.6%	7.0%

Stock Performance


14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Volume (000)
$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$-
Price ($)
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14
Apr-14
May-14
Jun-14
Jul-14
Aug-14
Sep-14
Oct-14

Valuation Data

MVE $000	393,049
MVIC $000	438,346
Projected EBITDA Growth Rate [a]	32.69%
MVIC / LTM Net Income	29.17
MVIC / LTM Sales	3.24
MVIC / LTM EBITDA	11.70
MVIC / Projected Net Income	23.02
MVIC / Projected Sales	3.10
MVIC / Projected EBITDA	11.17

EBITDA = Earnings before interest, taxes, depreciation, and amortization
LTM = Latest 12 months
MVE = Market value of equity
MVIC = Market value of invested capital
Footnote:
[a] From Reuters. Represents the mean, forecasted, annual EBITDA growth over the next two years.
Sources: S&P Capital IQ, Reuters, and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries Page 73

EXHIBIT 23a
CADISTA HOLDINGS INC. AND SUBSIDIARIES
OWNERSHIP CONTROL PRICE PREMIUM ANALYSIS
SELECTED ACQUISITION DATA

Drugs, Medical Supplies, and Equipment Industry Selected Transactions:

Target Company	Price Premium Paid	Type of Buyer	Transaction Year
Hi-Tech Pharmacal Co., Inc. [a]	23.4%	Strategic	2013
Warner Chilcott PLC	7.8%	Strategic	2013
Paladin Labs, inc.	17.3%	Strategic	2013
ViroPharma, Inc.	28.2%	Strategic	2013
Cangene Corp.	23.0%	Strategic	2013
Amylin Pharmaceuticals, Inc.	12.9%	Strategic	2012
ISTA Pharmaceuticals, Inc.	7.9%	Financial	2012
Par Pharmaceuticals, Inc. [a]	39.5%	Financial	2012
CPEX Pharmaceuticals, Inc.	13.8%	Strategic	2011
AMAG Pharmaceuticals, Inc.	15.7%	Financial	2011
Inspire Pharmaceuticals, Inc.	29.5%	Strategic	2011
Cephalon, Inc.	44.8%	Strategic	2011

1st Quartile	**13.6%**
Mean	**22.0%**
Median	**20.2%**
3rd Quartile	**28.5%**

Selected Ownership Control Price Premium [b]	**15%**

DLOC = Discount for lack of control

Footnotes:

[a] Involved in the generic manufacturing, packaging, and distribution business.

[b] The selected ownership control price premium is based on the assumption that about half of the acquisition price premiums paid were paid to obtain ownership control of the target companies. The assumption continues that the remaining portion of the acquisition price premiums paid were paid for transaction-specific expected synergistic benefits.

Note: This selected price premium for ownership control is derived from the company merged and acquired transactions that provide the best pricing guidance for measuring a control price premium.

Sources: *Mergerstat Review* 2011, 2012, and 2013, S&P Capital IQ, and Willamette Management Associates calculations.

Willamette Management Associates

Cadista Holdings Inc. and Subsidiaries

Page 74

EXHIBIT 23b
CADISTA HOLDINGS INC. AND SUBSIDIARIES
OWNERSHIP CONTROL PRICE PREMIUM ANALYSIS
INDUSTRY DATA

All Reported Transactions:

	Median Price Premiums			5-Day Acquisition Price Premium Paid [a,b]									
	3-Year	5-Year	10-Year	2013	2012	2011	2010	2009	2008	2007	2006	2005	2004
Acquisition Price Premium Paid	46.2%	50.9%	45.1%	44.0%	46.2%	50.9%	51.8%	58.7%	56.5%	31.5%	31.5%	34.5%	30.7%
Implied Discount for Lack of Ownership Control [c]	*31.6%*	*33.7%*	*31.1%*	*30.6%*	*31.6%*	*33.7%*	*34.1%*	*37.0%*	*36.1%*	*24.0%*	*24.0%*	*25.7%*	*23.5%*
Number of Transactions Reported				257	323	321	351	239	294	491	454	391	322

Drugs, Medical Supplies, and Equipment Reported Transactions

	Median Price Premiums			5-Day Acquisition Price Premium Paid [a,b]									
	3-Year	5-Year	10-Year	2013	2012	2011	2010	2009	2008	2007	2006	2005	2004
Acquisition Price Premium Paid	44.2%	54.0%	49.4%	44.2%	42.2%	60.8%	54.0%	56.2%	78.7%	39.1%	51.6%	47.1%	24.3%
Implied Discount for Lack of Ownership Control [c]	*30.7%*	*35.1%*	*33.0%*	*30.7%*	*29.7%*	*37.8%*	*35.1%*	*36.0%*	*44.0%*	*28.1%*	*34.0%*	*32.0%*	*19.5%*
Number of Transactions Reported				28	27	26	37	30	46	38	29	25	21

Footnotes:
[a] Based on the target company's closing stock price 5-days prior to the announcement date.
[b] Excludes negative price premiums paid.
[c] Calculated as (1 - (1 / (1 + control price premium))).
Sources: *Mergerstat Review* 2005-2014, and Willamette Management Associates calculations.

Willamette Management Associates

Willamette Management Associates Confidential - For Discussion Purposes Only Section IV Appendixes 75 • Valuation Exhibits • Assumptions and Limiting Conditions • Certification and Representation • Qualifications of the Principal Analysts

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Assumptions and Limiting Conditions The primary assumptions and limiting conditions pertaining to the value conclusion stated in this report are summarized below . Other assumptions are cited elsewhere in this report . 1. The value conclusion arrived at herein is valid only for the stated purpose as of the date of the valuation . 2. We accepted without any verification financial statements and other related information provided by the Company or its representatives as fully and correctly reflecting the Company’s business conditions and operating results for the respective periods, except as specifically noted herein . We did not audit, review, or compile the financial information provided to us . Accordingly, we express no audit opinion or any other form of assurance on this information . 3. We obtained public information and industry and statistical information from sources we believe to be reliable . However, we make no representation as to the accuracy or completeness of such information and have performed no procedures to corroborate the information . 4. We do not provide assurance on the achievability of the results forecasted by the Company because events and circumstances frequently do not occur as expected . Differences between actual and expected results may be material ; and achievement of the forecasted results is dependent on actions, plans, and assumptions of management . 5. We based our value conclusion on the assumption that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the enterprise through any sale, reorganization, exchange, or diminution of the owners’ participation would not be materially or significantly changed . 6. This report and our value conclusion are for the exclusive use of our client, Jubilant Generics, Inc . , and its ultimate parent company, Jubilant Life Sciences Ltd . , for the sole and specific purposes as noted herein . They may not be used for any other purpose or by any other party for any purpose . Furthermore, the report and value conclusion are not intended by us, and should not be construed by the reader, to be investment advice in any manner whatsoever . The value conclusion represents our considered opinion, based on information furnished by the Company and other sources . 76

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Assumptions and Limiting Conditions, continued 7. Neither all nor any part of the contents of this report (especially the value conclusion, the identity of any valuation analysts, or the firm with which such valuation analysts are connected or any reference to any of their professional designations) should be disseminated to the public through advertising media, public relations, news media, sales media, mail, direct transmittal, or any other means of communication, without our prior written consent and approval . We understand that this report may be referenced or submitted in a filing to the Securities and Exchange Commission . 8. We are not environmental consultants or auditors, and we take no responsibility for any actual or potential environmental liabilities . Any person entitled to rely on this report, wishing to know whether such liabilities exist, or the scope and their effect on the value of the property, is encouraged to obtain a professional environmental assessment . We do not conduct or provide environmental assessments and have not performed one for the subject property . 9. We did not independently determine whether the Company is subject to any present or future liability relating to environmental matters (including, but not limited to CERCLA/Superfund liability) nor the scope of any such liabilities . Our valuation takes no such liabilities into account, except as they have been reported to us by the Company or by an environmental consultant working for the Company , and then only to the extent that the liability was reported to us in an actual or estimated dollar amount . Such matters, if any, are noted in the report . To the extent such information has been reported to us, we have relied on it without verification and offer no warranty or representation as to its accuracy or completeness . 10. We did not make a specific compliance survey or analysis of the subject property to determine whether it is subject to, or in compliance with, the American Disabilities Act of 1990 , and this valuation does not consider the effect, if any, of noncompliance . 11. No change of any item in this valuation report will be made by anyone other than us, and we have no responsibility for any such unauthorized change . 12. Unless otherwise stated, no effort has been made to determine the possible effect, if any, on the subject business due to future federal, state, or local legislation, including any environmental or ecological matters or interpretations thereof . 77

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Assumptions and Limiting Conditions, continued 13. We did not examine or compile the prospective financial information provided to us by management . Therefore, we do not express an audit opinion or any other form of assurance on the prospective financial information or the related assumptions . Events and circumstances frequently do not occur as expected, and there will usually be differences between prospective financial information and actual results, and those differences may be material . 14. Except as noted, we relied on the representations of the owners, management, and other third parties concerning the value and useful condition of all equipment, real estate, and investments used in the business, and any other assets or liabilities, except as specifically stated to the contrary in this report . We did not attempt to confirm whether or not all assets of the business are free and clear of liens and encumbrances or that the entity has good title to all assets . 78

Willamette Management Associates Confidential - For Discussion Purposes Only Section IV Appendixes 79 • Valuation Exhibits • Assumptions and Limiting Conditions • Certification and Representation • Qualifications of the Principal Analysts

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Certification and Representation We certify the following statements regarding this analysis : 1. We previously inspected the assets, properties, or business interests encompassed by this analysis . 2. We have no present or prospective future interest in the assets, properties, or business interests that are the subject of this analysis . 3. We previously appraised these business interests during the three years prior to this engagement . The board of directors of Jubilant Generics, Inc . , is aware of our prior valuation work of Cadista, albeit for a different purpose . 4. We have no personal interest or bias with respect to the subject matter of this report or the parties involved . 5. Our compensation for making the analysis is in no way contingent upon the value reported or upon any predetermined value . 6. To the best of our knowledge and belief, the statements of facts contained in this report, upon which the analyses, conclusions, and opinions expressed herein are based, are true and correct . 7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the American Institute of Certified Public Accountants (AICPA) Statement on Standards for Valuation Services No . 1 (SSVS 1 ) related to a valuation engagement . 8. No persons other than the individuals whose qualifications are included herein have provided significant professional assistance regarding the analyses, opinions, and conclusions set forth in this report . 9. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and they represent our unbiased professional analyses, opinions, and conclusions . 10. The reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the code of professional ethics and the professional standards of the professional organizations of which we are members . 11. Disclosure of the contents of this report is subject to the requirements of the professional organizations of which we are members related to review by their duly authorized representatives . 80

Willamette Management Associates Confidential - For Discussion Purposes Only Section IV Appendixes 81 • Valuation Exhibits • Assumptions and Limiting Conditions • Certification and Representation • Qualifications of the Principal Analysts

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Willamette Management Associates • Founded in 1969 , Willamette Management Associates provides business valuation and security analysis, intangible asset and intellectual property valuation, forensic accounting, investment analysis, economic analysis, and financial advisory services . O UR S ERVICES • We provide valuation and advisory services to meet client needs regarding transaction pricing and structuring, employee benefit plan advisory services, taxation planning and compliance, financing securitization and collateralization, litigation support and dispute resolution, strategic information and planning, and insolvency and troubled debt analysis . • We are a business valuation, forensic analysis, and financial opinion services firm . O UR C LIENTS • Our clients range from owners of closely held businesses to multi - national industrial and commercial firms in virtually every industry . They include financial institutions and intermediaries, governmental and regulatory agencies, fiduciaries and business advisors and the accounting and legal professions . We are proud that our clients include the largest corporations and professional companies — as well as family - owned businesses and small professional firms . O UR P EOPLE • Our staff includes appraisers, accountants, economists, engineers, financial analysts, and industry specialists . We are experienced at the practical application of empirical research and quantitative analysis to business and investment decision making . 82

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Robert F. Reilly • Robert Reilly is a firm managing director . His practice includes business valuation, forensic analysis, and financial opinion services . • Robert has performed the following types of valuation and economic analyses : economic event analyses, merger and acquisition valuations, divestiture and spin - off valuations, solvency and insolvency analyses, fairness and adequacy opinions, ESOP formation and adequate consideration analyses, private inurement/intermediate sanctions opinions, acquisition purchase accounting allocations, reasonableness of compensation analyses, restructuring and reorganization analyses, tangible asset/intangible asset intercompany transfer price analyses, and lost profits/economic damages analyses . • He has prepared these valuation and economic analyses for the following purposes : transaction pricing and structuring (merger, acquisition, liquidation, and divestiture) ; taxation planning and compliance (federal income, gift, and estate tax ; state and local property tax ; transfer tax) ; financing securitization and collateralization ; employee corporate ownership (ESOP employer stock transactions and compliance valuations) ; forensic analysis and dispute resolution ; corporate strategic planning and management information ; bankruptcy and troubled company support (recapitalization, reorganization, restructuring) ; financial accounting and public reporting ; and regulatory compliance and corporate governance . • Robert has valued the following types of business entities and securities : close corporation business enterprise, close corporation fractional ownership interests, public corporation restricted stock, public corporation subsidiaries/ divisions, complex capital structures (various classes of common/preferred stock ; options, warrants, grants, rights), general and limited partnership interests, joint ventures, proprietorships, professional service corporations, professional practices, LLPs and LLCs, license agreements, and franchises . • He has prepared financial advisory analyses and economic analyses for merger and acquisition purposes : identification of M&A targets, valuation of target company synergistic/strategic benefits, identification and assessment of divestiture/spin - off opportunities, economic analysis of alternative deal structures, negotiation of deal price and terms, assessment of fairness and solvency of proposed transactions, and design/valuation of alternative equity and debt instruments . 83

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Robert F. Reilly, continued • Robert has been accepted as an expert witness in various federal, state, and international courts and before various boards and tribunals . This expert testimony has related to business, stock, and property valuation matters and to lost profits/economic damages matters . He has served as an expert witness in the following types of litigation : bankruptcy, breach of contract, breach of fiduciary duty, condemnation, conservatorship, corporate dissolution, expropriation, federal income tax, federal gift and estate tax, intellectual property infringement, lender liability, marital dissolution, dissenting shareholder appraisal rights/shareholder oppression, property tax appeal, reasonableness of executive compensation, solvency and insolvency, stockholder suits, tort claims, wrongful death/personal injury, and reasonableness of royalty rates and/or transfer prices . He has served as a court - appointed arbitrator with respect to squeeze - out merger dissenting shareholder rights actions . P REVIOUS E XPERIENCE • Prior to Willamette Management Associates, Robert was a partner and national director of valuation services for the Deloitte & Touche accounting firm . Prior to Deloitte & Touche , Robert was vice president of Arthur D . Little Valuation, Inc . , a valuation services firm . Prior to that, Robert was the director of corporate development for Huffy Corporation, a manufacturing company . Prior to that, he was a senior consultant for Booz, Allen & Hamilton, a management consulting firm . E DUCATION • Master of Business Administration, finance, Columbia University Graduate School of Business • Bachelor of Arts, economics, Columbia University 84

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Robert F. Reilly, continued P ROFESSIONAL A FFILIATIONS • Accredited in Business Valuation (ABV) — American Institute of Certified Public Accountants • Accredited Senior Appraiser (ASA) — American Society of Appraisers, in business valuation • Accredited Tax Advisor (ATA) — Accreditation Council for Accountancy & Taxation • Associate Member — Appraisal Institute • Certified Business Appraiser (CBA) — Institute of Business Appraisers • Certified in Financial Forensics (CFF) — American Institute of Certified Public Accountants • Certified Management Accountant (CMA) — Institute of Management Accountants • Certified Public Accountant (CPA) — Ohio and Illinois • Certified Real Estate Appraiser (CREA) — National Association of Real Estate Appraisers • Certified Review Appraiser (CRA) — National Association of Review Appraisers and Mortgage Underwriters • Certified Valuation Analyst (CVA) — National Association of Certified Valuators and Analysts • Certified Valuation Consultant (CVC) — National Association of Review Appraisers and Mortgage Underwriters • Chartered Financial Analyst (CFA) — CFA Institute • Chartered Global Management Accountant (CGMA) — Association of International Certified Professional Accountants • Enrolled Agent (EA) — licensed to practice before the Internal Revenue Service 85

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Robert F. Reilly, continued • Robert is a member of the American Bankruptcy Institute, American Economic Association, American Institute of Certified Public Accountants, American Society of Appraisers, Business Valuation Association, The ESOP Association, Illinois Society of Certified Public Accountants, Institute of Business Appraisers, CFA Institute, Institute of Professionals in Taxation, Institute of Certified Management Accountants, International Association of Assessing Officers, National Association of Business Economists, National Association of Real Estate Appraisers, and Ohio Society of Certified Public Accountants . 86

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Weston C. Kirk • Weston Kirk is an associate in our Atlanta office . • Weston has performed various types of valuation and economic analyses, including merger and acquisition valuations, fairness opinions, ESOP formation and adequate consideration analyses, business and stock valuations, litigation disputes and damages analyses, Internal Revenue Service audit rebuttals, undivided interests in real estate valuations, promissory note valuations, and gift and estate tax valuations . • He has prepared these valuation and economic analyses for the following purposes : transaction pricing and structuring ; taxation planning and compliance (federal income, gift, and estate tax) ; ESOP transaction and financing ; tender offers ; stock option offers ; litigation ; and strategic information and planning . • Weston has experience in the valuation of various types of business entities and interests, including : private family - owned businesses, private multiple - investor businesses, employee - owned businesses, publicly - traded companies, preferred and common stock in complex capital structures, secured and unsecured notes, options and other derivative interests, conglomerates, general and limited partnership interests, limited liability company membership interests, limited company interests, professional practices, joint ventures, and foreign domiciled corporations . • He has performed business valuations in the following industries : accounting, asset management, biotechnology, commercial banking, construction, defense contracting, department stores, ecommerce, food retail, grocery stores, hedge funds, IT consulting, literary works and publishing, mining and aggregates, NGL production, petroleum, pharmaceuticals, precious metal recycling, real estate, software - as - a - service (SaaS), sports field construction, steel, temporary staffing services, timberland, trucking and transportation, and utilities, among others . P RIOR E XPERIENCE • Weston was an intern in the Atlanta office prior to joining the firm as associate . 87

Willamette Management Associates Confidential - For Discussion Purposes Only Confidential - For Discussion Purposes Only Weston C. Kirk, continued E DUCATION • Bachelor of Business Administration in finance, Georgia State University, J . Mack Robinson College of Business • Certification in economics, Georgia State University, Andrew Young School of Policy Studies P ROFESSIONAL A FFILIATIONS • Weston is a candidate for the National Association of Certified Valuators and Analysts (NACVA) certified valuation analyst designation . Weston is also a non - CPA associate of the AICPA and a member of the AICPA section on forensic and valuation services . 88